                         SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No. )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement

   /X/  Definitive Proxy Statement

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12


               The May Department Stores Company
       ----------------------------------------------------
        (Name of Registrant as Specified In Its Charter)

               The May Department Stores Company
       ----------------------------------------------------
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

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   / /  $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

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       pursuant to Exchange Act Rule 0-11:_/

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    it was determined.

   / /  Check box if any part of the fee is offset as provided by
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

MAY

The May Department Stores Company
611 Olive Street
St. Louis, Missouri 63101-1799

April 18, 1994

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

The annual meeting of the shareowners of The May Department Stores Company, a New York corporation, will be held at the Cervantes Convention Center, Washington Avenue at Eighth Street, St. Louis, Missouri, on Friday, May 20, 1994, at 10:00 a.m. Central Daylight Time. Directions to the Cervantes Convention Center can be found on the last page of the accompanying proxy statement. The meeting will be to consider and act upon the following matters:

1. The election of five directors;
2. The ratification of the appointment of independent auditors;
3. Proposals to approve incentive plans; and
4. Proposals by certain shareowners.

These matters are described in the accompanying proxy statement. All common shareowners and owners of ESOP preference shares of record at the close of business on March 31, 1994 (the "Record Date") are entitled to vote at the meeting.

It is important that your shares be represented at this meeting. Even if you plan to attend, we encourage you to promptly sign, date and return your proxy in the enclosed postage-paid envelope.




PLEASE NOTE: Directions to the Cervantes Convention Center in downtown St. Louis can be found on the last page of the accompanying proxy statement.

PROXY STATEMENT

This proxy statement is furnished to common shareowners of The May Department Stores Company (the "Company") and to owners of ESOP (Employee Stock Ownership Plan) preference shares of the Company ("ESOP stock") in connection with the solicitation by the board of directors of proxies for use at the annual meeting of shareowners, and at all adjournments thereof. This proxy statement and the enclosed form of proxy are being mailed to shareowners on or about April 18, 1994.
  Management knows of no matters to be presented at the meeting other than as mentioned below. However, if any matter not specifically set forth in the foregoing notice properly comes before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any shareowner has the power to revoke his or her proxy at any time during or prior to the annual meeting.
  Owners of common stock are entitled to cast one vote for each share owned. The outstanding voting securities of the Company as of the Record Date, which carry 263,775,100 votes, consisted of (i) 248,443,231 shares of common stock (excluding 65,193,765 shares of treasury stock), and (ii) 748,250 shares of ESOP stock which carry 15,331,869 votes. The owners of the outstanding common stock and of the ESOP stock are entitled to vote together as a single class.
  As of the Record Date, the Company's Profit Sharing Plan beneficially owned 11,526,487 shares of common stock (4.63% of the outstanding shares of common stock) and 100% of the outstanding shares of ESOP stock which carry 15,331,869 votes. Members direct the voting of all shares held by the Profit Sharing Plan. Together, the ESOP stock and the common stock owned by the Profit Sharing Plan represent 10.18% of the votes which can be cast at the meeting. Except for the Profit Sharing Plan, the Company knows of no person who beneficially owns more than 5% of the Company's voting securities.

1995 SHAREOWNER PROPOSALS. Shareowner proposals for the 1995 annual meeting of shareowners must be received at the Company's principal executive offices, 611 Olive Street, St. Louis, Missouri 63101-1799, prior to December 19, 1994, for inclusion in the Company's proxy statement and the form of proxy for such meeting.

THE ELECTION OF DIRECTORS
Proposal (a) on the accompanying proxy card.

NOMINEES. The board of directors proposes the election of five directors. These five directors, together with the eight directors whose terms continue beyond this year's annual meeting, will comprise the board of directors.
  The shares represented by the accompanying proxy card will be voted (unless voting authority is withheld) in favor of electing the persons named below as directors. Such proxies will be voted to elect Thomas A. Hays, Jerome T. Loeb, Russell E. Palmer, Michael R. Quinlan and William
P. Stiritz to serve as directors for a term expiring at the 1997 annual meeting of shareowners and until their respective successors have been elected and qualified. Messrs. Farrell, Meyer and Weidenbaum and Mrs. Kaplan were previously elected to serve as directors for terms expiring at the 1995 annual meeting of shareowners, and Messrs. Battram, Pearson, Storey and Whitacre were previously elected to serve as directors for terms expiring at the 1996 annual meeting of shareowners and, accordingly, these directors do not stand for election at the 1994 annual meeting.
  If any nominee should subsequently become unavailable for election, the holders of proxies may, in their discretion, vote for a substitute or the board of directors may reduce the number of directors to be elected.
  The ages shown on the following pages are as of May 20, 1994, and the shares shown are the shares of common stock of the Company over which the director had sole or shared voting and investment power as of March 21, 1994. No director reported beneficial ownership of any shares of preferred stock of the Company. The shares reported reflect interests in shares owned by the Company's Profit Sharing Plan.


- - - - - ------------------------------------------------------------------------

[PHOTO]      DAVID C. FARRELL, Director Since 1974, Age 60

             Mr. Farrell, Chairman of the Board and Chief Executive Officer of the Company, joined the Company in 1956. He became Chief Executive Officer in 1979 and Chairman of the Board in 1985. He is also a director of Emerson Electric Co. and Ralston Purina Company. Mr. Farrell beneficially owns 826,640 shares and has the right to acquire an additional 260,970 shares on or before May 20, 1994.

- - - - - ------------------------------------------------------------------------

[PHOTO]      RICHARD L. BATTRAM, Director Since 1984, Age 59

             Mr. Battram, Vice Chairman of the Company, joined the
             Company in 1972. He became Vice Chairman of the Company in
             1984. Mr. Battram is also a director of Boatmen's
             Bancshares, Inc., and Pet Incorporated. Mr. Battram
             beneficially owns 200,881 shares and has the right to
             acquire an additional 50,644 shares on or before May 20,
             1994.
- - - - - ------------------------------------------------------------------------

[PHOTO]      THOMAS A. HAYS, Director Since 1983, Age 61
             (Standing for election at this meeting)

             Mr. Hays, Deputy Chairman of the Company, joined the
             Company in 1969. He served as President of the Company
             from 1985 to 1993, when he became Deputy Chairman. Mr.
             Hays is also a director of Mercantile Bancorporation Inc.
             and Union Electric Company. Mr. Hays beneficially owns
             266,209 shares and has the right to acquire an additional
             33,565 shares on or before May 20, 1994.
- - - - - ------------------------------------------------------------------------

[PHOTO]      HELENE L. KAPLAN, Director Since 1985, Age 60

             Mrs. Kaplan is Of Counsel to the law firm of Skadden,
             Arps, Slate, Meagher & Flom. She was a partner in the law
             firm of Webster & Sheffield from 1978 to 1985 and served
             as Counsel to Webster & Sheffield from 1986 to 1990. She
             is a director of Chemical Banking Corporation, Chemical
             Bank, Metropolitan Life Insurance Company, Mobil
             Corporation and NYNEX Corporation. Mrs. Kaplan also serves as a trustee or director of many non-profit cultural,
             educational and scientific organizations. Mrs. Kaplan
             beneficially owns 7,100 shares.
- - - - - ------------------------------------------------------------------------

[PHOTO]      JEROME T. LOEB, Director Since 1984, Age 53
             (Standing for election at this meeting)

             Mr. Loeb, President of the Company, joined the Company in
             1964. He served as Vice Chairman from 1986 to 1993, when
             he became President. Mr. Loeb also serves as the Company's chief financial officer. Mr. Loeb beneficially owns
             233,221 shares (and disclaims beneficial interest in 4,384 of those shares) and has the right to acquire an
             additional 45,314 shares on or before May 20, 1994.
- - - - - ------------------------------------------------------------------------

[PHOTO]      EDWARD H. MEYER, Director Since 1979, Age 67

             Mr. Meyer is Chairman of the Board of Directors, President
             and Chief Executive Officer of Grey Advertising Inc. Mr.
             Meyer joined Grey Advertising Inc. in 1956 and became
             President in 1968, Chief Executive Officer in 1970 and
             Chairman of the Board in 1972. Mr. Meyer is also a
             director of Bowne & Co., Inc., Ethan Allen Interiors, Inc.
             and Harman International Industries, Incorporated, and he
             is a director/trustee of 31 mutual funds advised by
             Merrill Lynch Asset Management, Inc. Mr. Meyer
             beneficially owns 13,340 shares.
- - - - - ------------------------------------------------------------------------

[PHOTO]      RUSSELL E. PALMER, Director Since 1984, Age 59
             (Standing for election at this meeting)

             Mr. Palmer is the Chairman and Chief Executive Officer of The Palmer Group, a corporate investment firm. He is the retired managing director and Chief Executive Officer of Touche Ross International and the retired Dean of The Wharton School and Reliance Professor of Management and Private Enterprise at the University of Pennsylvania. Mr. Palmer is also a director of Allied-Signal Inc., Bankers Trust New York Corporation, Contel Cellular, Inc., Federal Home Loan Mortgage Corporation, The Goodyear Tire & Rubber Company, GTE Corporation, Imasco Limited and Safeguard Scientifics, Inc. Mr. Palmer beneficially owns 3,700 shares.

- - - - - ------------------------------------------------------------------------

[PHOTO]      ANDRALL E. PEARSON, Director Since 1982, Age 68

             Mr. Pearson is the retired President and Chief Operating
             Officer of PepsiCo, Inc. He also served as the Class of
             1958 Professor of Business Administration, Harvard
             University Graduate School of Business Administration. Mr.
             Pearson is also a director of PepsiCo, Inc., Kendall
             Company, Lexmark International and Primerica Corporation.
             Mr. Pearson beneficially owns 3,700 shares.
- - - - - ------------------------------------------------------------------------

[PHOTO] MICHAEL R. QUINLAN, Became a Director in 1993, Age 48 (Standing for election at this meeting)

             Mr. Quinlan is Chairman and Chief Executive Officer of
             McDonald's Corporation. He joined McDonald's in 1963 and
             served as Chief Operating Officer from 1982 to 1987 and as
             President from 1982 to 1989. He became Chief Executive
             Officer in 1987 and Chairman in 1990. Mr. Quinlan is also
             a director of Dun & Bradstreet and a member of the board
             of trustees of Ronald McDonald Children's Charities and
             Loyola University of Chicago. Mr. Quinlan beneficially
             owns 2,000 shares.
- - - - - ------------------------------------------------------------------------

[PHOTO]      WILLIAM P. STIRITZ, Director Since 1983, Age 59
             (Standing for election at this meeting)

             Mr. Stiritz is Chairman of the Board of Directors and
             Chief Executive Officer of Ralston Purina Company. Mr.
             Stiritz is also a director of Angelica Corporation, Ball
             Corporation, Boatmen's Bancshares, Inc., General American
             Life Insurance Company, Reinsurance Group of America, Inc.
             and S.C. Johnson & Son, Inc. Mr. Stiritz beneficially owns
             3,700 shares.
- - - - - ------------------------------------------------------------------------

[PHOTO]      ROBERT D. STOREY, Director Since 1989, Age 58

             Mr. Storey is a partner in the law firm of Thompson, Hine
             and Flory in Cleveland, Ohio. Prior to joining his present law firm in 1993, Mr. Storey was a partner for 19 years in the law firm of Burke, Haber & Berick, also in Cleveland.
             Mr. Storey is also a director of Bank One, Cleveland, GTE
             Corporation and The Procter & Gamble Company and a trustee of the Kresge Foundation. Mr. Storey beneficially owns
             3,805 shares.
- - - - - ------------------------------------------------------------------------

[PHOTO]      MURRAY L. WEIDENBAUM, Director 1978-1981 and Since 1982,
             Age 67

             Dr. Weidenbaum is Director of the Center for the Study of
             American Business and is the Mallinckrodt Distinguished
             University Professor at Washington University. He joined
             the faculty of Washington University in 1964, and from
             time to time served in certain governmental positions,
             including Chairman of the Council of Economic Advisers in
             1981 and 1982. Dr. Weidenbaum is also a director of
             Harbour Group, Ltd., Medicine Shoppe International, Inc.,
             and Tesoro Petroleum. Dr. Weidenbaum beneficially owns
             3,700 shares.
- - - - - ------------------------------------------------------------------------

[PHOTO]      EDWARD E. WHITACRE, JR., Director Since 1989, Age 52

             Mr. Whitacre is Chairman and Chief Executive Officer of Southwestern Bell Corporation. He joined Southwestern Bell in 1963 and served as Vice Chairman and Chief Financial Officer from 1986 to 1988 and as President and Chief Operating Officer from 1988 to 1989 when he became Chairman and Chief Executive Officer. Mr. Whitacre is also a director of Anheuser-Busch Companies, Inc., Burlington Northern, and Emerson Electric Co. Mr. Whitacre beneficially owns 3,700 shares.

- - - - - ------------------------------------------------------------------------

The executive officers and directors, as a group, (i) have, as of March 21, 1994, sole voting and investment power over 1,621,147 shares of common stock (less than 1% of common shares outstanding) and disclaim beneficial ownership as to 4,384 of such shares and (ii) have the right to acquire sole or shared voting and investment power over 425,509 shares on or before May 20, 1994, and disclaim beneficial ownership as to all of such shares. Included among this group is Mr. Anthony J. Torcasio, who is listed in the Summary Compensation Table below, who beneficially owns 49,451 shares of common stock and has the right to acquire an additional 35,016 shares on or before May 20, 1994. The figures in this paragraph include the shares reported above with respect to each of the nominees.



- - - - - ---------------------------------------------------------------------------------------------------------------------------------

                                                     SUMMARY COMPENSATION TABLE


                                        Annual
                                        Compensation(2)                Long-Term Compensation
                                        --------------------------------------------------------------------------
                                                                        Awards                             Payouts
                                                                        ------------------------------------------
                                                                        Restricted                       Long-Term      All Other
Name and                                                                     Stock           Stock       Incentive        Compen-
Principal Position               Year   Salary(1)(3)   Bonus(1)(4)       Awards(5)      Options(6)   Payouts(1)(7)      sation(8)
- - - - - ---------------------------------------------------------------------------------------------------------------------------------

David C. Farrell                 1993     $1,100,000      $660,000              $0          40,000        $896,076        $10,729
Chairman of the Board and        1992     $1,100,000      $408,112              $0          40,000        $312,088         $9,814
Chief Executive Officer          1991     $1,100,000      $371,267        $297,344          40,000        $108,733         $5,503

Thomas A. Hays                   1993       $910,000      $276,000              $0          26,680        $362,504        $10,729
Deputy Chairman                  1992       $880,000      $256,960              $0          26,680        $196,500         $9,814
                                 1991       $880,000      $215,111              $0          26,680         $63,000         $5,503

Jerome T. Loeb                   1993       $739,952      $232,500        $749,376          26,680        $275,187        $10,729
President                        1992       $660,000      $195,640              $0          20,000        $140,906         $9,814
                                 1991       $627,500      $158,889              $0          20,000         $43,750         $5,503

Richard L. Battram               1993       $672,500      $204,000              $0          20,000        $262,035        $10,729
Vice Chairman                    1992       $640,000      $189,800              $0          20,000        $138,656         $9,814
                                 1991       $617,500      $154,000        $881,250          20,000         $43,656         $5,503

Anthony J.Torcasio(9)            1993       $503,205      $150,000              $0          20,000        $168,354        $10,729
Chief Executive Officer
May Merchandising Co.
- - - - - ---------------------------------------------------------------------------------------------------------------------------------

1. Total Cash Compensation. As supplemental information, the following table shows the total cash compensation (Salary, Bonus and Long-Term Incentive Payouts) paid to the named executive officers for the fiscal year.

   YEAR    MR. FARRELL    MR. HAYS     MR. LOEB    MR. BATTRAM    MR. TORCASIO
   1993     $2,656,076  $1,548,504   $1,247,639     $1,138,535        $821,559
   1992     $1,820,200  $1,333,460     $996,546       $968,456
   1991     $1,580,000  $1,158,111     $830,139       $815,156

2. The Summary Compensation Table does not reflect certain non-cash compensation made available to the named executive officers for the last three fiscal years because the aggregate amounts of such compensation are below the required disclosure threshholds.

3. The table reflects salary paid or deferred during the respective fiscal years shown. Annual salary changes for each of the named executives and for all salaried associates normally occur on May 1 of each year, but occurred on August 1 in each of 1991 and 1992.

4. "Bonus" reflects the annual portion of the bonus payable under the Company's Executive Incentive Compensation Plan for Corporate Executives. See "Performance Based Bonus Plans" on page 5. The bonuses were paid or were deferred under the Company's Deferred Compensation Plan, which provides that all deferrals will be distributed to participants in lump sum cash payments immediately following a change in control of the Company (as defined in the plan).

5. Restricted Stock is valued at the average price of the common stock on the date of grant. The aggregate value of the restricted stock owned by each of the named executive officers as of the end of the last fiscal year (at $39.75 per share) was $6,340,443 for Mr. Farrell (159,508 shares), $4,521,483 for Mr. Hays (113,748 shares),
   $3,339,000 for Mr. Loeb (84,000 shares), $2,782,500 for Mr. Battram
   (70,000 shares), and $1,192,500 for Mr. Torcasio (30,000 shares).
   Dividends are paid on these shares quarterly. Mr. Farrell's 1991 grant of 10,000 shares vested one year after the date of the grant. Mr. Battram's 1991 grant of 30,000 shares vests on April 30, 1994. Shares of restricted stock are included in the common stock ownership numbers on pages 1, 2 and 3. Under some circumstances, restricted shares continue to be forfeitable for up to 10 years from the date of grant. The restricted stock plan provides that, upon a change in control of the Company (as defined in the plan), restricted stock grants will be fully vested and all restrictions will be waived. All share numbers reflect the June 1, 1993, 2-for-1 stock split.

6. "Stock Options" represent non-qualified 10-year options under the Company's 1976 and 1987 stock option plans (adjusted to reflect the June 1, 1993, 2-for-1 stock split). Options may no longer be granted under the 1976 plan. Generally, one-fourth of the options become exercisable on each of the first through fourth anniversaries of the grant date. Both plans provide that all outstanding options become fully exercisable upon the occurrence of a change in control of the Company (as defined in the plans).

7. "Long-Term Incentive Payouts" represents the long-term portion of the bonus payable under the Executive Incentive Compensation Plan for Corporate Executives. Such amounts were paid or were deferred under the Company's Deferred Compensation Plan. See "Performance Based Bonus Plans" on page 5 and note 4 above.

8. "All Other Compensation" represents the Company's effective matching allocation to the named individuals' accounts in the Company's
   Profit Sharing Plan. See "Profit Sharing Plan" on page 6.

9. Mr. Torcasio became an executive officer for reporting purposes for the first time in 1993 and, therefore, no information is provided for earlier years.

EXECUTIVE COMPENSATION. The Summary Compensation Table on the previous page shows the compensation in each of the last three fiscal years of the executive officers whose compensation is required to be disclosed pursuant to current proxy rules.

PERFORMANCE BASED BONUS PLANS. The Company has three performance based bonus plans that cover approximately 2,100 associates. Each plan links a major portion of the associates' potential total pay to the associates' performance and to the Company's performance.

  Executive Incentive Compensation Plan for Corporate Executives. The Executive Incentive Compensation Plan for Corporate Executives applies to nine individuals, including the five individuals named in the Summary Compensation Table. Participants may receive annual cash awards (for individual fiscal years) and long-term cash awards (for three-year long-term performance periods). These awards are based upon attaining earnings per share and return on net assets (RONA) performance standards relating to the Company as a whole and are also based on the performance of the Company's stock price over the long-term performance periods. In addition, awards are subject to an automatic upward or downward adjustment to reflect the Company's performance as compared to the performance of the group of competitors included in the Company's performance graph on page 8. The plan is administered by the executive compensation and development committee of the board of directors (the "Committee"), which is comprised of non-management directors. The performance standards are set by the Committee at the beginning of the measurement periods and are measured by the Committee after the close of the measurement periods. In general, the maximum annual award payable under the plan's formula is 30% (60% for the Chief Executive Officer) of the executive's base salary, and the maximum long-term award payable under the plan's formula is 45% (90% for the Chief Executive Officer) of the executive's average base salary over the three-year period. In 1993 and earlier years, the Committee could adjust any of the awards upward or downward, in its sole and absolute discretion; beginning in 1994, the Committee may adjust the awards for the named executive officers downward only. (See the Long-Term Incentive Plans table below.) This plan is described in detail in connection with the proposal to approve this plan, beginning on page 13.

  Executive Incentive Compensation Plan for Company Principals. The Executive Incentive Compensation Plan for Company Principals applies to the 18 presidents and chairmen of the Company's operating divisions. Participants may receive annual cash awards (for individual fiscal years) and long-term cash awards (for three-year long-term performance periods). These awards are based upon attaining earnings growth and RONA performance standards relating to the participants' respective divisions and are also based on the performance of the Company's stock price over the long-term performance periods. The plan is administered by the executive compensation and development committee of the board, which may (and has) delegated certain decisions regarding the implementation of the plan to a management committee comprised of the Chief Executive Officer, the Deputy Chairman and certain other management executives, none of whom can be participants in the plan (the "Management Committee"). The performance standards are set by the Management Committee at the beginning of the measurement periods and are measured by the Management Committee after the close of the measurement periods. The maximum annual award payable under the plan's formula is 30% of the participants' base salary, and the maximum long-term award payable under the plan's formula is 45% of the participants' average base salary over the three-year period. The Management Committee may adjust any of the awards upward or downward, in its sole and absolute discretion. Awards are reviewed annually by the executive compensation and development committee.

  Performance Incentive Plan. The Performance Incentive Plan applies to over 2,000 associates of the Company and its subsidiaries. Participants may receive annual cash awards based upon attaining certain measures of performance tailored to the participant's job. Performance standards are set at the beginning of the fiscal year and measured after the close of the fiscal year. The maximum annual award payable under the plan's formula ranges from 15% to 50% of the associate's base salary.
  Approximately $27.1 million was awarded to all participants in the three plans for the performance periods ending in the last fiscal year. Amounts awarded under these plans are reflected in the Summary Compensation Table.
  During the last fiscal year, each of the five executive officers named in the Summary Compensation Table became eligible to receive a potential long-term cash award for the three fiscal years 1993 to 1995. The table below shows the maximum long-term cash awards payable to each of them for that long-term period.


- - - - - ---------------------------------------------------------------------------------------------------------------------------------

                                                      LONG-TERM INCENTIVE PLAN
                                                     AWARDS IN LAST FISCAL YEAR

                                                                                                                 Estimated Future
                                                                           Performance                              Payouts Under
                                                                              or Other                                  Non-Stock
                                                                          Period Until                           Price Based Plan
                                                                            Maturation                           ----------------
Name                                                                         or Payout                                 Maximum(1)
- - - - - ---------------------------------------------------------------------------------------------------------------------------------

David C. Farrell                                                           Earned over                                   $990,000
Thomas A. Hays                                                            three fiscal                                   $412,500
Jerome T. Loeb                                                       years (1993-1995)                                   $355,969
Richard L. Battram                                                      ending 1/27/96                                   $316,125
Anthony J. Torcasio                                                                                                      $233,813

- - - - - ---------------------------------------------------------------------------------------------------------------------------------

1. Payouts may range from $0 to the "maximum" award value. The estimate above assumes that the individual remains eligible to participate throughout the three-year period, the maximum performance goals have been met and that the stock price has increased sufficiently to result in the maximum stock price adjustment.

PROFIT SHARING PLAN. During 1993, over 44,900 associates invested $56.7 million in the Profit Sharing Plan, $35.1 million of which was invested in the Company's common stock. In addition, $34.5 million of the Company's common stock and ESOP stock was added to associates' accounts as a result of the matching formula. As of the Record Date, the plan beneficially owned 4.63% (11,526,487 shares) of the outstanding common stock and 100% (equivalent to 15,331,869 shares of common stock) of the outstanding ESOP stock, which together represent 10.18% of the voting power of the Company.
  The plan links its benefits to the Company's performance each year and to the value of the Company's common stock. Generally, the Company matches up to the first 5% of pay that an associate invests in the plan. In 1993, our associates made $37.9 million of "matchable" contributions to the plan. The matching rate for any year is variable and discretionary. The matching rate is based on the Company's earnings per share (EPS) performance. If the EPS increases by 6% from one year to the next, the matching rate is 50% (i.e., 50c for every matchable dollar invested). The matching rate increases by 1.25 percentage points over 50% for every one percentage point by which the EPS increase exceeds 6%; the matching rate also decreases based on the same formula, if the EPS change is less than a 6% increase. In addition, if the price of the Company's common stock exceeds $24.74 per share, the effective matching rate will be higher as a result of the operation of the ESOP feature of the plan (added in April 1989). The effective matching rate for 1993 was 91.0% and has averaged 67.9% over the last five years.
  Associates with one year of service (with at least 1,000 hours of paid employment) and who are at least 21 years old may participate. The plan offers associates four professionally managed investment funds for associate contributions: a money market fund, a fixed income index fund, a common stock index fund and a Company common stock fund.



RETIREMENT PLANS. The Company has a noncontributory retirement plan covering substantially all associates who are paid for 1,000 or more hours per year.
  In addition, the Company has a supplementary retirement plan (the "Supplementary Plan") covering, generally, associates who, at one time, had compensation in a calendar year equal to at least twice the amount of "wages" then subject to the payment of old age, survivor and disability insurance Social Security taxes. Under the Supplementary Plan, covered associates become entitled to a single life annuity retirement benefit equal to (i) 2% of the average of the highest three years out of the last five years of final annual salary and bonuses (reported as salary, bonus and long-term incentive payouts in the Summary Compensation Table) multiplied by their years of service, up to a maximum of 25 years (ii) reduced by primary Social Security benefits, Company-provided benefits payable under the Company's retirement, profit sharing and disability plans and, if appropriate, by amounts to reflect early retirement. The minimum benefit under the Supplementary Plan is the amount of Company-provided benefits which would have been payable under the Company's retirement and profit sharing plans, determined without regard to any statutory limits, less the amount of Company-provided benefits actually payable under those plans.
  The Supplementary Plan provides that, in the event of a change in control (as defined in the plan), vesting would be accelerated in limited circumstances and benefits would not be forfeitable. The Company established a trust which would be funded upon a potential change in control to provide accrued benefits under the Supplementary Plan and which would, upon an actual change in control, become irrevocable.

  The following table shows the estimated aggregate annual benefits payable upon retirement (assuming a retirement in 1993) for persons in specified compensation and years of service classifications covered by the Company's retirement plan and, if eligible, the Supplementary Plan.
(The individuals named in the Summary Compensation Table had, as of December 31, 1993, the following years of service, respectively: David
C. Farrell, 38 years; Thomas A. Hays, 25 years; Jerome T. Loeb, 30 years; Richard L. Battram, 21 years; and Anthony J. Torcasio, 24 years.)

- - - - - ---------------------------------------------------------------------------------------------------------------------------------

Average
Annual               Years of Service
Earnings             ------------------------------------------------------------------------------------------------------------
(000's)                                  20                   25                    30                   35                    40

$   800                             164,737              196,398               230,428              264,457               298,487
$ 1,000                             207,981              247,429               290,134              332,839               375,544
$ 1,200                             251,226              298,461               349,841              401,221               452,601
$ 1,400                             294,470              349,491               409,547              469,602               529,657
$ 1,600                             337,715              400,523               469,253              537,984               606,714
$ 1,800                             380,959              451,554               528,959              606,364               683,770
$ 2,000                             424,203              502,585               588,666              674,746               760,827
$ 2,200                             467,447              553,617               648,372              743,128               837,884
$ 2,400                             510,692              604,647               708,078              811,509               914,940
- - - - - ---------------------------------------------------------------------------------------------------------------------------------


With respect to the last fiscal year, the expense to the Company of the Company's retirement plans for asso-ciates aggregated $24.3 million.


EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS. During 1986 through 1988, the Company entered into severance agreements with the five executive officers named in the Summary Compensation Table. The agreements provide that the executive is entitled to benefits if (i) a change in control of the Company (as defined in the agreement) occurs and (ii) during the 180 days following such change in control, the executive determines in good faith that as a result of the change in control he is unable to execute his duties effectively. Following such 180-day period, employment must be actually or constructively terminated other than for cause or disability during the term of the agreement for benefits to be payable. Under the severance agreements, a change in control would include any of the following events: (i) any "person," as defined in the Securities Exchange Act of 1934, as amended, acquires 50 percent or more of the Company's voting securities; (ii) a majority of the Company's directors are replaced during a two-year period; or (iii) shareowners approve certain mergers, or a liquidation, or sale of all or substantially all of the Company's assets.
  The severance agreements provide a lump sum payment equal to three times the sum of (i) base salary at termination or, if greater, base salary immediately prior to the change in control plus (ii) target bonus with maximum share price adjustment for the year in which the change in control occurs. Each agreement also provides 36 months of continued medical and life insurance benefits and, if the terminated executive is within five years of his or her eligibility date, eligibility in the Company's post-retirement life and medical insurance benefits. The agreements with officers who are subject to Section 16(b) of the Securities Exchange Act of 1934 provide for a cash payment in cancellation of stock options. The agreement with the Chairman of the Board and Chief Executive Officer provides a "tax gross-up" payment to ensure that the above-mentioned payments are not subject to net reduction due to imposition of excise taxes which are payable under
Section 4999 of the Internal Revenue Code. The agreement with the Deputy Chairman provides for 50% of such payment. The Company established a trust which would be funded upon a potential change in control to provide the benefits under the severance agreements and which would, upon an actual change in control, become irrevocable.
  Messrs. Farrell, Loeb, Battram and Torcasio have individual contracts of employment with the Company which expire at various dates subsequent to the end of the current fiscal year, but on or before April 30, 1996 and which provide for annual base salaries at rates not less than the amounts reported in the Summary Compensation Table.


- - - - - ---------------------------------------------------------------------------------------------------------------------------------

                                                 STOCK OPTION GRANTS IN FISCAL 1993

                                                         Percent of
                                        Options       Total Options          Exercise or          Expiration           Grant Date
Name                                 Granted(1)             Granted        Base Price(2)                Date     Present Value(3)
- - - - - ---------------------------------------------------------------------------------------------------------------------------------

David C. Farrell                         40,000               3.26%             $37.0625          05/12/2003             $498,800
Thomas A. Hays                           26,680               2.17%             $37.0625          05/12/2003             $332,700
Jerome T. Loeb                           26,680               2.17%             $37.0625          05/12/2003             $332,700
Richard L. Battram                       20,000               1.63%             $37.0625          05/12/2003             $249,400
Anthony J. Torcasio                      20,000               1.63%             $37.0625          05/12/2003             $249,400
- - - - - ---------------------------------------------------------------------------------------------------------------------------------

1. One fourth of the options become exercisable on May 12, 1994, the first anniversary of the date of the grant, and on each of the second through fourth anniversaries thereafter. The information has been adjusted to reflect the 2-for-1 stock split on June 1, 1993.

2. The exercise price is the market price on the date the options were granted (adjusted to reflect the 2-for-1 stock split on June 1, 1993).

3. Grant date present values were determined using the Black-Scholes option pricing model. The estimated values under the model are based on assumptions as to variables such as option term, interest rates, stock price volatility and dividend yield. The actual value, if any, the option holder may realize will depend on the excess of the actual market price of the stock over the exercise price on the date the option is exercised. The Grant Date Present Value calculation is presented in accordance with SEC proxy disclosure requirements, and the Company has no way to determine whether the Black-Scholes model can properly determine the value of an option. There is no assurance that the value that may be realized by the option holder will be at or near the value estimated by the Black-Scholes model. The model assumes: (a) an option term of 10 years, which represents the length of time between grant date of options under the Company's plans and their exercise date for the named executive officers; (b) an interest rate that represents the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the option's term; (c) volatility calculated using daily stock prices for the 250 trading days prior to the grant date; and (d) dividends at the rate of $0.92 per share, the annual dividend rate with respect to a share of stock at the time of grant.


- - - - - ---------------------------------------------------------------------------------------------------------------------------------

                                          AGGREGATED STOCK OPTION EXERCISES IN FISCAL 1993
                                                 AND FISCAL YEAR-END OPTION VALUES

                                                                 Total Number of                    Value of Unexercised
                                      Shares         Total       Unexercised Options Held           In-the-Money Options(2)
                                    Acquired          Gain       -----------------------------      -----------------------------
Name                             on Exercise   Realized(1)       Exercisable     Unexercisable      Exercisable     Unexercisable
- - - - - ---------------------------------------------------------------------------------------------------------------------------------

David C. Farrell                           0            $0           120,647           400,323       $2,130,367        $6,595,014
Thomas A. Hays                        20,441      $330,203            13,340            66,915         $167,166          $584,462
Jerome T. Loeb                         5,210      $116,721            30,483            56,841         $403,753          $456,078
Richard L. Battram                         0            $0            41,903            50,161         $637,472          $438,125
Anthony J. Torcasio                   26,322      $540,116            22,201            37,315         $346,943          $256,821

- - - - - ---------------------------------------------------------------------------------------------------------------------------------

1. The amounts "realized" reflect the appreciation on the date of exercise (based on the excess of the fair market value of the shares on the date of exercise over the exercise price). However, because the executive officers may keep the shares they acquired upon the exercise of the option (or sell them at different prices), these amounts do not reflect cash realized upon sale of those shares. The number of shares acquired on exercise and the number of options held have been adjusted to reflect the June 1, 1993, 2-for-1 stock split.

2. "In-the-Money options" are options outstanding at the end of the last fiscal year for which the fair market value of the Company's common stock at the end of the last fiscal year ($39.75 per share) exceeded the exercise price of the options.

                Comparison of 5-Year Cumulative Return
                        May, S&P 500 Index and
                        Competitor Group Index


                              [GRAPH]

                      1988            1989         1990        1991       1992      1993
- - - - - -----------------------------------------------------------------------------------------
May                  $100.0          $123.9       $134.4      $164.2     $216.3    $248.4

S&P 500              $100.0          $114.5       $124.1      $152.2     $168.3    $190.0

Competitor Group     $100.0          $123.9       $121.4      $139.2     $166.5    $170.6
- - - - - -----------------------------------------------------------------------------------------


The graph assumes $100 invested on January 31, 1988 (the beginning of fiscal 1988) in Company common stock, in the S&P 500 Index and in an index of the competitors (which is comprised of Dayton Hudson, Dillard's, J.C. Penney, Melville, Mercantile and Nordstrom) used in determining bonuses under the Company's performance based bonus plans. Assumes dividends are reinvested annually.

STOCK PRICE PERFORMANCE. The graph above compares the Company's cumulative total shareowner return against the returns of the S&P's 500 stock index and of an index of the competitors used in determining bonuses under the Company's performance based bonus plans.

EXECUTIVE STOCK OWNERSHIP. The Company encourages all of its associates to make a personal investment in Company stock, further aligning their interests with those of shareowners. In 1994, the Company adopted the following minimum stock ownership guidelines for the Company's top management group:

- - - - - ---------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Ownership
                                                                                                                        Guideline
                                                                                                                     (Multiple of
Executive Level                                                                                                      Base Salary)
- - - - - ---------------------------------------------------------------------------------------------------------------------------------

Chief Executive Officer                                                                                                 5.0 times
Corporate Senior Management Committee(a)                                                                                3.5 times
Presidents and Chairmen of Operating Divisions                                                                          2.5 times
Corporate Executive Vice Presidents and Senior Vice Presidents and the
 Senior Management Committees of Operating Divisions                                                                    1.5 times
- - - - - ---------------------------------------------------------------------------------------------------------------------------------

(a) Currently, Messrs. Farrell (whose guideline is the CEO guideline above), Hays, Loeb, Battram and Torcasio.


These minimum guidelines are expected to be satisfied over the next five years and may be satisfied through direct ownership of shares, share equivalents under the Company's Profit Sharing Plan or phantom stock under the Deferred Compensation Plan.

EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE REPORT. The executive compensation and development committee (the "Committee") reviews and approves, among other things, the compensation payable to each of the executive officers named in the Summary Compensation Table. Each member of the Committee is an independent, non-management director.

  Compensation Philosophy. The Company's basic compensation philosophy is that the compensation program should:

  * attract, retain and motivate highly qualified executives;
  * be competitive;
  * align the executive's compensation with the Company's objectives; and
  * be meaningfully related to the value created for shareowners.

Compensation for senior executives is comprised of a base salary, bonus opportunities (a significant portion of total compensation) and long-term stock related incentives. The Committee reviews compensation based on the foregoing philosophy, on the performance of the Company and on competitive practices. As part of its review of competitive pay levels, the Committee looks at the base salary levels, annual bonus levels and long-term related incentives at a broad group of companies, including the companies which are included in the Company's performance graph on this page, other retail companies and companies in other industries of similar size and complexity to the Company. The Committee did not target a specific percentage level of compensation within the group, but, as discussed under the "Additional Information" heading below, determined, based on that review, that the Company's current overall compensation program is appropriate for the Company.

  Base Salary. Base salaries are reviewed by the Committee on an annual basis and may be increased at that time based on (i) the individual's contribution to the Company, (ii) competitive pay levels and (iii) management's recommendations. As a result of its overall review, the annual rate of the base salaries for the named executives increased in May 1993 by an average of 5.4%. The annual rate of base salary for Mr. Loeb increased again in June, 1993 by 10.7% when he was elected president of the Company. Based on the Committee's review of all elements of his compensation, the base salary for Mr. Farrell was unchanged in 1993.

  Bonus Opportunities. The Company has three performance based bonus plans that cover approximately 2,100 associates. Each plan links a major portion of the associates' potential total pay to the associates' performance and to the Company's performance. The three plans are described on page 5. The bonus opportunities for the most senior executives and executive officers include both annual and long-term opportunities. Each named executive participates in the Executive Incentive Compensation Plan for Corporate Executives, which provides an opportunity for both an annual bonus and a long-term bonus. A proposal that shareowners approve that plan is described beginning on page 13.
  For 1993, the annual bonus opportunity was for up to 30% (60% for Mr. Farrell) of base salary, and was determined based on whether the Company achieved certain performance levels (threshold, target or maximum) determined in advance by the Committee for (i) earnings per share ("EPS") and (ii) return on net assets ("RONA") over the year. The annual bonus may be adjusted based on the Company's performance relative to the EPS and RONA performance of the predetermined group of competitors included in the Company's performance graph on page 8. While return on equity is the Company's principal measure in evaluating its performance for shareowners and its ability to profitably invest shareowners' funds, the bonus plans use RONA in evaluating this element of bonus opportunity in order to facilitate industry comparisons without having to make adjustments for different levels of leverage among the competitor group. The Company's rank relative to the competitor group is determined based on data provided to the Committee by the Company's independent public accountants. For 1993, the annual bonus also could be adjusted upward or downward on a discretionary basis by the Committee. For 1993, the Company exceeded the maximum performance level set by the Committee for EPS and exceeded the maximum performance level for RONA (as described on page 14, no adjustment was made based on the Company's relative rank in the competitor group). Based on these results, the annual bonus represented approximately 60% of base salary for Mr. Farrell and 30% of base salary for each of the other named executive officers.
  For the three-fiscal-year period ended in 1993, the long-term bonus opportunity was for up to 45% (90% for Mr. Farrell) of average base salary, and was determined based on whether the Company achieved certain performance levels (threshold, target or maximum) determined in advance by the Committee for (i) compound growth rate for EPS and (ii) average RONA over the three-fiscal-year period. The long-term bonus is subject to an automatic upward or downward adjustment (i) based on predetermined levels of changes in the common stock price over the period and (ii) based on the Company's performance as compared to the EPS and RONA performance of the predetermined group of competitors included in the Company's performance graph on page 8. The Company's rank relative to the competitor group is determined based on data provided to the Committee by the Company's independent public accountants. For the three-year period ending in 1993, the long-term bonus also could be adjusted upward or downward on a discretionary basis by the Committee. For that three-year period, the Company exceeded the maximum performance level set by the Committee for compound growth rate for EPS and exceeded the target performance level for average RONA (as described on page 15, no adjustment was made based on the Company's relative rank in the competitor group), and the common stock price increased by 63.6%, resulting in a 50% increase in the long-term bonuses. Based on these results, the long-term bonuses awarded for the three-fiscal-year period which ended in 1993, represented approximately 81.5% of average base salary for Mr. Farrell and 40.7% of average base salary for each of the other named executive officers.

  Long-Term Stock Related Incentives. The Company provides long-term stock related incentives with stock options and restricted stock, which are designed to attract, retain and motivate management associates and relate their compensation directly to the performance of the Company's stock. Stock options are granted at fair market value on the date of the grant and will only have value to the executives if the Company's stock price increases. The Committee establishes guidelines for the grant of options for all executives other than the executive officers and specifically approves any grants to executive officers. The Committee has established option guidelines for annual grants based on competitive practices and position levels. The 1993 grants to the named executive officers (including Mr. Farrell) were consistent with the normal annual grant levels previously established for those executive officers.
  Restricted stock grants are approved by the Committee in special circumstances. During 1993, when Mr. Loeb was elected president of the Company, the Committee approved a grant to him of 20,000 shares, an amount the Committee deemed appropriate. No other grants were made to the named executive officers in 1993.

  Additional Information. During 1993, the Company selected and retained independent, professional compensation experts to study the compensation of the executive group in the Company's operating divisions and of the senior management committee in the corporate office. The experts reported to the Committee on the Company's base salary levels, annual bonus levels and long-term incentives as compared with the compensation packages of a broad group of companies, including the companies which are included in the Company's performance graph on page 8, other retail companies and companies in other industries of similar size and complexity to the Company. Based on the experts' reports, the Committee has determined that the Company's current compensation program, taking into account base compensation, bonus opportunities and long-term incentive opportunities, is appropriate for the Company. The Committee recommended, and the Company adopted, minimum stock ownership guidelines for the Company's top management group in the operating divisions and in the corporate office. The guidelines are described on page 8.
  Also during 1993, the Committee reviewed the new tax law and proposed IRS regulations limiting the tax deductibility of executive compensation in excess of $1 million. The committee also reviewed the exceptions that permit tax deductions on such compensation, including exceptions for performance based compensation. Final
9
regulations are expected in the future. However, on a preliminary basis, the Committee's policy is that the Company should attempt, wherever reasonably possible, to qualify future compensation to be tax deductible. The proposals to approve the 1994 Stock Incentive Plan and to approve the Executive Incentive Compensation Plan for Corporate Executives are being submitted to the shareowners to permit the Company to deduct future compensation under those plans.

Executive Compensation and Development Committee:

Edward H. Meyer, Chairman
Helene L. Kaplan          Andrall E. Pearson
Russell E. Palmer         Edward E. Whitacre, Jr.


MISCELLANEOUS. On December 11, 1993, the Company paid approximately $798,500 in premiums to purchase policies of directors' and officers' liability insurance from Federal Insurance Company, National Union Fire Insurance Company and Great American Insurance Company providing coverage for a one-year period. Such policies cover all directors and officers of the Company and its subsidiaries. As of March 31, 1994, no claims have been made nor have any sums been paid under policies of directors' and officers' liability insurance purchased by the Company.
  Executive officers and directors are required to report to the Securities and Exchange Commission, pursuant to Section 16(a) of the Securities Exchange Act of 1934, ownership of and transactions in Company common stock. With the exception of one report covering one transaction (filed late by Mr. L. J. Jay, a senior vice president), based solely on a review of copies of reports provided to it by such individuals, the Company believes that all reporting requirements were satisfied.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The board of directors held seven meetings during the last fiscal year. Each incumbent director attended at least 81% of the aggregate of (i) the total number of board meetings held during the period for which such director held such office and (ii) the total number of meetings held by all board committees on which such director served during the periods that such director served. Overall, the average percentage for all directors' attendance was 95%.

COMPENSATION OF DIRECTORS. Non-management directors receive an annual fee of $30,000 and, in addition, $2,500 for attending each board meeting and $2,000 for attending each committee meeting. A non-management chairperson of a committee receives an additional annual fee of $5,000. Non-management directors may defer all or any portion of their cash fees under a deferred compensation plan that is substantially similar to the Deferred Compensation Plan for management associates. Each non-management director who first became a director prior to 1989 will be entitled to a retirement pension upon retirement from the board. Other non-management directors will become eligible for benefits upon retirement after age 60 with five years of board service. The pension will be equal to the base annual fee then in effect and will be payable for the life of the director or, if shorter, for the number of years (up to 15) of the director's board service. The Company has a restricted stock plan for non-management directors, under which shares of stock may be issued which are subject to restrictions on transferability and to forfeiture. Each non-management director receives 2,000 shares upon joining the board and 500 shares per year of continued board service. Management board members receive no compensation or fees for attending board or committee meetings.
  The board of directors has an audit committee, an executive committee, an executive compensation and development committee, a finance committee and a nominating committee, each of which is described below.

AUDIT COMMITTEE. The audit committee is comprised of Messrs. Meyer, Palmer (chairman), Quinlan, Stiritz, Storey and Weidenbaum. The committee met four times during the last fiscal year. The audit committee makes recommendations to the board of directors as to the selection of and proposed arrangements with the firm of independent public accountants and auditors that examine the books and accounts of the Company for each fiscal year, reviews the results of audits, and the coordination between the independent public accountants and auditors and the Company's internal auditing staff and oversees the Company's policies concerning sensitive payments and conflict of interest.

EXECUTIVE COMMITTEE. The executive committee is comprised of Messrs. Farrell (chairman), Hays, Meyer, Palmer, Pearson and Stiritz. The committee did not meet during the last fiscal year. The executive committee exercises, on a "standby" or "emergency" basis, and subject to the direction of the full board of directors, all of the powers of the board of directors (with certain specified exceptions required by law) during intervals between meetings.

EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE. The executive compensation and development committee is comprised of Messrs. Meyer (chairman), Palmer, Pearson and Whitacre and Mrs. Kaplan. The committee met five times during the last fiscal year and acted by unanimous written consent on several other occasions. The committee considers and recommends to the board the Company's overall compensation programs, reviews and approves the compensation payable to all senior management personnel, reviews the compensation payable to store company principals, reviews and approves new compensation programs that involve Company stock or affect compensation to senior management personnel and store company principals, advises management on all other executive compensation matters as requested, and reviews and monitors management development efforts to assure development of a group of executives that would provide for adequate and orderly management succession. The committee also administers (directly, or in some circumstances by delegation or the establishment of operating guidelines) the Company's stock option plans, the Executive Incentive Compensation Plan for Corporate Executives, the Executive Incentive Compensation Plan for Company Principals, the Deferred Compensation Plan and the restricted stock plan for management employees.

FINANCE COMMITTEE. The finance committee is comprised of Messrs. Hays, Loeb, Quinlan, Pearson (chairman), Stiritz, Weidenbaum and Whitacre and Mrs. Kaplan. The committee met two times during the last fiscal year. The finance committee reviews the financial policies, plans and structure of the Company and reviews and recommends to the board the Company's long-range financial plans, the Company's capital expenditure program, specific debt and equity placement activities, financial public relations and communications programs, financial aspects of proposed acquisitions or divestitures, and the administration and evaluation of the retirement and profit sharing plans' investments.

NOMINATING COMMITTEE. The nominating committee is comprised of Messrs. Stiritz (chairman), Storey and Whitacre and Mrs. Kaplan. The committee met two times during the last fiscal year. In addition, frequent telephone conversations occurred among the committee members. The nominating committee recommends to the board nominees for directors, nominees for the successor to the chief executive officer when a vacancy in that office occurs, and nominees for chairpersons and members of all committees of the board. The committee considers suggestions as to nominees for directors from any source, including any shareowner. Nominations by shareowners should be submitted in writing to the Company's Secretary, 611 Olive Street, St. Louis, Missouri 63101-1799 and, to be effective, must comply with the notice procedures set forth in the Company's by-laws. A copy of the notice procedures is available upon request to the Company's Secretary.

THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
Proposal (b) on the accompanying proxy card.

Upon recommendation of the audit committee, the board of directors appointed Arthur Andersen & Co., independent public accountants, as auditors of the Company and its subsidiaries for the fiscal year ending January 28, 1995, subject to ratification by the shareowners at the annual meeting. It is intended that, unless otherwise directed by shareowners, proxies will be voted for the ratification of this appointment. A member of the firm of Arthur Andersen & Co. will be present at the meeting to make such statements as that firm may desire and to answer any questions by shareowners. The aggregate amount of fees paid in fiscal 1993 by the Company to Arthur Andersen & Co. was $4.0 million. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL (b), AND YOUR PROXY WILL BE SO VOTED UNLESS YOU
SPECIFY OTHERWISE.


PROPOSAL TO APPROVE THE 1994 STOCK INCENTIVE PLAN.
Proposal (c) on the accompanying proxy card.

  The board of directors has adopted the 1994 Stock Incentive Plan (the "1994 Plan"), subject to shareowner approval, which provides for grants of stock options and other stock-based awards. The 1994 Plan is intended to provide an opportunity for certain management employees of the Company to acquire an ownership interest in the Company, thereby aligning their interests with those of the Company's shareowners. Adoption of the 1994 Plan will also enhance and maintain the Company's ability to attract, retain and motivate key management employees whose efforts will be important to the Company's future success and prosperity.
  The Company presently has two other stock option plans and a restricted stock plan (the "Prior Plans"). Upon shareowner approval of the 1994 Plan, the Prior Plans will be terminated, so that no further stock options or restricted stock will be granted under the Prior Plans (previous grants will be unaffected). As of March 18, 1994, there were 4,606,338 stock options and 831,200 shares of restricted stock outstanding under the Prior Plans.
  The text of the 1994 Plan is in Appendix A. The following summary does not purport to be complete and is qualified by reference to the 1994 Plan.

GENERAL. The 1994 Plan permits the Company to grant (i) stock options (both non-qualified stock options and incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code), (ii) restricted stock (including "performance restricted stock") and (iii) stock appreciation rights ("SARs") (both tandem and non-tandem). The 1994 Plan became effective March 18, 1994; if the 1994 Plan is not approved by shareowners prior to March 18, 1995, the 1994 Plan and all awards granted thereunder prior to such date will be void.

ADMINISTRATION. The 1994 Plan is administered by the executive compensation and development committee of the board of directors, whose members are "outside
11
directors" under Section 162(m) of the Internal Revenue Code and are "disinterested persons" under Section 16 of the Securities Exchange Act of 1934, as amended (the "Committee"). The Committee determines which management employees (either individually or by position) of the Company and its subsidiaries are eligible to participate in the 1994 Plan and the amounts, times, forms, terms and conditions of grants under the 1994 Plan. With respect to executive officers, the Committee intends to specifically approve any grant of stock options, restricted stock or stock appreciation rights. With respect to others, the Committee intends to administer the 1994 Plan (i) by establishing guidelines for the grant of stock options for those who are not executive officers, so that the Company can grant options to those employees consistent with those guidelines, (ii) by specifically approving any grants of stock options which are outside of the guidelines and (iii) by specifically approving any grants of restricted stock. As of March 18, 1994, approximately 1,540 management employees were eligible to participate in the 1994 Plan.

NUMBER OF SHARES. Subject to adjustment in the event of any change in the capital structure of the Company, the maximum number of shares that may be issued in the aggregate under the 1994 Plan is 15,000,000 shares, of which no more than 1,750,000 shares may be released from restriction under restricted stock grants. Over the life of the 1994 Plan, the maximum number of stock options and SARs that may be granted to an individual participant is 750,000; provided, however, that if a SAR is issued in substitution for an existing stock option or in tandem with a stock option, then the grant of such a SAR shall not count against the limit. Non-tandem SARs may be granted in substitution for options outstanding under the 1994 Plan or other stock option plans of the Company. No more than 50,000 shares of Performance Restricted Stock may be issued to an individual participant in any one year. For any participant, the aggregate fair market value of stock subject to ISOs that are first exercisable in any calendar year may not exceed the limits established therefore from time to time under Section 422 of the Internal Revenue Code. If any unexercised stock options or SARs expire, terminate or are surrendered, or if restricted stock is forfeited for any reason, the shares available for distribution with respect to such options, SARs or grants of restricted stock will be available again for distribution under the 1994 Plan.
  The benefits that will be received by individual persons are not currently determinable. However, if the 1994 Plan had been in effect during 1993, the grants under the 1994 Plan would have been the same as 1993 grants under the Prior Plans. The Stock Option Grants table on page 7 sets forth the number and the grant date present value of the non-qualified options awarded in 1993 to the executive officers named in the Summary Compensation Table. The Summary Compensation Table on page 4 sets forth the value of the 20,000 shares of restricted stock awarded to Mr. Loeb during 1993. No other named executive officer received restricted stock in 1993. In 1993, the Company's executive officer group (12 individuals, including the five named executive officers) received $917,986 of restricted stock (24,500 shares) and 168,960 stock options with a grant date present value (see footnote 3 to the Stock Option Grants table on page 7) of $2,106,931 and employees other than the executive officer group received $487,095 of restricted stock (13,000 shares) and 1,058,100 stock options with a grant date present value of $13,194,507. The closing price of the Company's common stock on March 18, 1994 was $45.00.

STOCK OPTIONS AND SARS. Options granted under the 1994 Plan may be non-qualified stock options, ISOs or any combination thereof. SARs may be granted in tandem with stock options ("Tandem SARs") or independently of any stock option ("Non-tandem SARs"). The Committee may grant awards of Tandem SARs with, or Non-tandem SARs in substitution for, stock options currently outstanding, in which case the exercise price of those SARs shall be the same as that of the outstanding stock options. Options and SARs may be exercised at any time during the term of the option or SAR as determined by the Committee; however, no option shall be exercisable more than 10 years after the date the option is granted. Certificates for the shares purchased on the exercise of an option will be issued only upon payment in full of the option price.
  The exercise price of an option or Non-tandem SAR shall not be less than 100% of the fair market value of a share of the Company's common stock on the grant date. The exercise price of a Tandem SAR shall be the exercise price of the related stock option.
  A Tandem SAR will be exercisable only to the extent and at the same time as the related stock option is exercisable. When a Tandem SAR is exercised, the number of shares issuable under the related option will be reduced by the number of shares covered by the SAR. The exercise of an option will result in an equivalent reduction in the number of shares covered by the related SAR. A Non-tandem SAR may be exercised at the time or times specified in the agreement evidencing the grant. Upon exercise of a SAR, the participant is entitled to receive a payment in cash, stock or a combination thereof equal to the excess of the market value of the common stock on the exercise date over the exercise price of the SAR.

  Repricing. No option will be granted in exchange for the cancellation of a higher-priced option previously granted to a participant.

RESTRICTED STOCK. The Committee determines when restricted stock will be granted, the times within which restricted stock shall be subject to forfeiture and all of the other terms and conditions of a grant. If the other terms and conditions include the performance based restrictions described below, then the restricted stock is referred to as "Performance Restricted Stock." Subject to certain restrictions, when a restricted stock grant is made, the participant has all of the benefits of ownership with respect to such shares including the rights to vote the shares and to receive dividends. So long as the restrictions are in effect, (a) the shares may not be sold or otherwise disposed of, and
(b) if the participant's employment terminates for any reason other than death or disability, the participant will forfeit and return to the Company any shares subject to restriction as of the termination date.
  Performance Restricted Stock. Restrictions on the shares of Performance Restricted Stock which would otherwise be released on a given date will only be released if the Company meets the "target" level of the earnings per share performance standard (after adjustment for relative performance rank) under the Executive Incentive Compensation Plan for Corporate Executives for the appropriate long-term performance period. If the Company meets the "threshold" level of that performance standard (after adjustment for relative performance rank), then restrictions will be released on 50% of the shares. For Company performance that falls between the "threshold" and "target" levels, the percentage of shares on which restrictions will be released will be prorated. If the Company does not meet the "threshold" level, then the shares are forfeited. No restrictions will be released until the Committee certifies that the applicable performance levels have been satisfied. The Company currently intends that any restricted stock granted to executive officers named in the Summary Compensation Table will be in the form of Performance Restricted Stock.

CHANGE IN CONTROL. The 1994 Plan provides that in the event of a change in control of the Company, all stock options and SARs granted shall become fully exercisable and vested and the restrictions applicable to any grants of restricted stock shall lapse and such shares shall be fully vested.

AMENDMENT OR TERMINATION. The 1994 Plan will automatically terminate on March 18, 2004. The board of directors may terminate the 1994 Plan at any time prior to that date and may make such changes in the 1994 Plan as it deems advisable; except that shareowner approval shall be sought for changes which would require shareowner approval under the New York Business Corporation Law, Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code of 1986, as amended.

FEDERAL TAX CONSEQUENCES. The Company has been advised by counsel that under present law the following are the federal tax consequences generally arising with respect to awards of stock options and SARs granted under the 1994 Plan.
  The grant of a stock option or SAR creates no income tax consequences to the participant or the Company. Upon the exercise of a non-qualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the shares purchased (as of the exercise date) over the option price. The Company will be entitled to a deduction in the same amount and at the same time.
  Upon exercising an ISO, a participant has no taxable income (except that the alternative minimum tax may apply), and the Company receives no deduction, provided that the employment requirements specified in
Section 422 of the Internal Revenue Code are satisfied. If the participant holds the stock acquired upon exercise for the statutory holding period, then any gain or loss upon subsequent sale of the common stock will be a long-term capital gain or loss equal to the difference between the option price and any amount realized on the disposition. The Company is allowed no deduction. The statutory holding period is the later of two years from the grant date or one year from the date the common stock is transferred to the participant pursuant to the exercise of the option. If a participant disposes of shares acquired by the exercise of an ISO before expiration of the holding period (a "disqualifying disposition"), then the amount of ordinary income taxable to the participant is the lesser of (i) the fair market value of the common stock on the exercise date less the option price, and (ii) the amount realized on disposition less the option price. The Company will be entitled to a deduction in the same amount and at the same time.
  Upon exercise of a SAR, the participant will recognize ordinary income equal to the amount of any cash and the market value of any common stock received. The Company will be entitled to a deduction in the same amount and at the same time.
  The affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon is required to approve the adoption of the 1994 Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL (c), AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

PROPOSAL TO APPROVE THE EXECUTIVE INCENTIVE COMPENSATION PLAN FOR
CORPORATE EXECUTIVES
Proposal (d) on the accompanying proxy card.

  The May Department Stores Company Executive Incentive Compensation Plan for Corporate Executives (the "Plan") is a performance based bonus plan for designated corporate executives. It provides opportunities for designated executives to earn substantial rewards for superior performance.
13

  The board of directors initially adopted the Plan in 1982 and is submitting the Plan in its revised form for shareowner approval. Under new tax rules (Section 162(m) of the Internal Revenue Code), certain future bonus payments under the Plan may not be tax deductible unless certain requirements are satisfied, including shareowner approval of the Plan. The board is seeking shareowner approval of the Plan in order for the Company to take a tax deduction for those bonuses paid under the Plan.
  The text of the Plan is in Appendix B. The following summary of the future operation of the Plan does not purport to be complete and is qualified by reference to the Plan.

OVERVIEW. The Plan provides for annual performance and long-term (three-year) awards based on (i) actual results as compared to pre-established financial performance targets, (ii) the Company's performance relative to certain competitors and (iii) for long-term awards only, changes in the Company's stock price. The Plan is administered by the executive compensation and development committee of the board of directors, whose members are "outside directors" under
Section 162(m) of the Internal Revenue Code (the "Committee").
  The benefits that will be received by individual persons are not currently determinable. However, the Summary Compensation Table on page 4 sets forth the compensation paid in 1993 pursuant to the Plan for the named executive officers under the columns labeled "Bonus" and "Long-Term Incentive Payouts." In 1993, Plan participants (nine individuals, including the five named executive officers) received $1,994,944 in annual bonuses and $2,373,308 in long-term bonuses. There are no other participants in the Plan.

ELIGIBILITY. Management employees of the Company are eligible to participate in the Plan. For 1994 and for long-term performance periods which include 1994, the only participants in the Plan are the executive officers named in the Summary Compensation Table and two other executives. The Committee designates participants for a particular annual and/or long-term performance period. Performance periods are measured on a fiscal year basis.

ANNUAL AWARDS. Annual awards are calculated as a percentage of the participant's base salary on November 1 of the fiscal year. The Plan requires the Committee to establish a maximum percentage that a participant may earn under the Plan as an annual award for any annual performance period. This maximum percentage may not be greater than 45% (90% for the Chief Executive Officer). That maximum level set by the Committee for 1994 is 30% (60% for the Chief Executive Officer), which is the same level that has applied under the Plan for the past several years.

  Performance Measures. The financial performance measures for annual awards are annual earnings per share growth ("EPS Growth") and return on net assets ("RONA") as disclosed in the Company's annual report and as RONA may be adjusted by the Company's independent certified public accountants to exclude non-recurring or extraordinary items that the Committee determines are not representative of the Company's ongoing operations.
  The Committee establishes threshold, target and maximum performance objectives with respect to EPS Growth and RONA for each participant for each annual performance period. For example, for 1994, for each of EPS Growth and RONA, the percentages of base salary which a participant may earn are 5% for performance equal to the threshold objective; 10% for performance equal to the target objective; and 15% for performance equal to or exceeding the maximum objective (these percentages are doubled for the Chief Executive Officer). For actual performance that falls between the threshold and maximum annual objectives, the percentage of base salary earned will be prorated.

  Adjustment for Relative Rank. Annual awards are subject to an automatic upward or downward adjustment to reflect the Company's performance as compared to competitors. Each financial measure is ranked with the comparable financial measure of a group of competitors designated in advance by the Committee. The Company's relative rank is determined based on data provided by the Company's independent public accountants. The relative rank adjustment varies depending on the number of competitors designated by the Committee. For example, if the Committee designated six other competitors, then, if the Company were to rank first or second, the award for that measure would not be less than target level; if the Company were to rank third or fourth, the award for that measure would not be less than threshold level; and if the Company were to rank sixth or seventh, the award for that measure would not be more than threshold level.

LONG-TERM AWARDS. Each long-term performance period consists of three consecutive fiscal years. Long-term performance periods operate concurrently (that is, a new performance period commences annually). For example, fiscal years 1994, 1995 and 1996 constitute one performance period; 1995, 1996 and 1997 a second performance period; and 1996, 1997, and 1998 a third performance period.
  Long-term awards are calculated as a percentage of the participant's average base salary over the three-year period. The maximum percentage that a participant may earn under the Plan as a long-term award for any long-term performance period (before any share price adjustment) is 30% (60% for the Chief Executive Officer); the maximum is then subject to the share price adjustment described below.

  Performance Measures. The financial performance measures for long-term awards are EPS Growth and RONA. EPS Growth is measured by the compound annual growth rate over the three-year performance period. RONA is measured by averaging the returns for each of the three fiscal years of the performance period. The adjustments for relative rank as compared to competitors with respect to annual awards also apply to each long-term award.
  As with the annual award portion of the Plan, the Committee establishes threshold, target and maximum performance objectives with respect to EPS Growth and RONA for each participant for each long-term performance period.

  Adjustments for Relative Rank and Change in Market Price. As with the annual award portion of the Plan, long-term awards are subject to adjustment based on the Company's relative ranking compared to a group of competitors designated by the Committee.
  Long-term awards are also adjusted to reflect changes in the market value of the Company's common stock over the three-year performance period. The award earned is increased or decreased in direct proportion to the percentage increase or decrease in the market price, subject to a maximum increase of 50% of such award and a maximum decrease of 25% of such award.

DISCRETIONARY ADJUSTMENTS OF AWARDS AND PERCENTAGES. The Committee may adjust the annual and long-term awards of any participant upward or downward in its sole and absolute discretion. The Committee may not, however, make upward adjustments in awards of a participant whose compensation for the particular year is subject to the limits on tax deductibility in Section 162(m) of the Internal Revenue Code. No awards will be paid to such a participant until the Committee certifies in writing that the terms of the Plan have been satisfied.
  The affirmative vote of the holders of a majority of the votes cast on the proposal is required to approve the Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL (d), AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


PROPOSAL BY A CERTAIN SHAREOWNER CONCERNING A CLASSIFIED BOARD
Proposal (e) on the accompanying proxy card.

Evelyn Y. Davis, Watergate Office Building, Suite 215, 2600 Virginia Ave., N.W., Washington, D.C., who is the owner of 200 shares of common stock of the Company, has advised the Company that she plans to introduce the following resolution at the annual meeting:

 Resolved, that the shareholders of The May Department Stores Company recommend that the Board of Directors take the necessary steps to reinstate the election of directors annually, instead of the stagger system which was recently adopted.

This shareowner has submitted the following statement in support of the resolution:

 Until recently, directors of May were elected annually by all shareholders.
   The great majority of New York Stock Exchange listed corporations elect all their directors each year.
   This insures that all directors will be more accountable to all shareholders each year and to a certain extent prevents the self-perpetuation of the Board.
   Last year, the owners of 34,021,264 shares, representing 36.1% of shares voting, voted FOR this proposal.
   If you agree, please mark your proxy FOR this resolution.

THE BOARD OF DIRECTORS OPPOSES THE FOREGOING RESOLUTION.
The Company's shareowners decided in 1985 to install a classified system of electing directors, with three classes of directors serving staggered three-year terms. This shareowner decision has been challenged with this same resolution at every annual meeting since 1988. On each of these occasions, the shareowners confirmed that they wanted to retain the classified system of electing directors by voting against the proposal for annual elections. The board of directors agrees with the results of previous shareowner voting on this issue and continues to believe that the classified system is advantageous to the Company and its shareowners because, by providing that the directors will serve three-year terms rather than one-year terms, it enhances the likelihood of continuity and stability in the composition of the Company's board of directors and in the policies formulated by the board. This, in turn, permits the board to represent more effectively the interests of all shareowners, including responding to circumstances created by demands or actions by a single shareowner or a small group of shareowners. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL (e), AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

PROPOSAL BY CERTAIN SHAREOWNERS CONCERNING CUMULATIVE VOTING
Proposal (f) on the accompanying proxy card.

John J. Gilbert and the estate of Lewis D. Gilbert, 1165 Park Avenue, New York, New York, each of whom is the owner of 240 shares of common stock of the Company and representing family interests of 1,248 shares, have advised the Company that they plan to introduce the following resolution at the annual meeting:
15

 RESOLVED: That the stockholders of The May Department Stores Company, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

These shareowners have submitted the following statement in support of the resolution:

 Continued very strong support along the lines we suggest were shown at the last annual meeting when 24%, an increase over the previous year, owners of 22,633,436 shares, were cast in favor of this proposal. The vote against included 2,095 unmarked proxies.
   A law enacted in California provides that all state pension holding, as well as state college funds, invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.
   Also, the National Bank Act has provided for cumulative voting. Unfortunately, in so many cases companies get around it by forming holding companies without cumulative voting. Thus, with so many banking failures the result is that tax payers have to make up the losses. Banking authorities have the right to question the capability of directors to be on banking boards. Unfortunately, in so many cases authorities come in after and say the director or directors were not qualified. So there is no reason why this could not be done for corporations under the SEC and banking authorities.
   It has increasingly been recognized that fair and equitable distribution of voting power is best secured when all the stockholders have the right of cumulative voting. This is the purpose of cumulative voting, in our opinion, it protects everyone.
   Because of the normal need to find new directors and the need for directors on the compensation committee, we think cumulative voting is the answer. In addition, some recommendations have been made to carry out the Valdez 10 points. In our opinion, the 11th should be to have cumulative voting and to end stagger systems of electing directors.
   Alaska took away cumulative voting, over our objections, when it became a state. Perhaps, if the citizens had insisted on proper representation the disastrous Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting.
   Many successful corporations have cumulative voting. For example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example, in spite of still having a stagger system of electing directors, Ingersoll-Rand, which has cumulative voting, won two awards. In FORTUNE magazine it was ranked second as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels." We believe May Department Stores should follow their example. If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain.

THE BOARD OF DIRECTORS OPPOSES THE FOREGOING RESOLUTION.
The directors of the Company bring to the Company broad experience and proven competence in retailing and other important fields, and each is elected to represent the shareowners as a whole. Management believes that a director elected by less than a majority of shareowners through a cumulative voting procedure would be the choice of, and might regard himself or herself as representing only the special interests of, the particular group of shareowners responsible for such director's election. Such a result would be contrary to the interests of the Company and its shareowners as a whole. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL (f), AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

PROPOSAL BY A CERTAIN SHAREOWNER CONCERNING RETIREMENT PLANS FOR
DIRECTORS
Proposal (g) on the accompanying proxy card.

Howard W. Witsma, 665 S. Skinker Blvd., St. Louis, Mo., who is the owner of over $1,000 of common stock, has advised the Company that he plans to introduce the following resolution at the annual meeting:

 RESOLVED: We the stockholders assembled in person and by proxy, do request that the Board of Directors take all necessary steps to abolish the pension system established for "outside" directors, and request that no further pensions be made without the direct and specific approval of the shareholders assembled in Annual Meeting.

This shareowner has submitted the following statement in support of the resolution:

 REASONS: Although it has become commonplace for "outside" directors to be pensioned, these people are the employees of the stockholders and not the Company. These ladies and gentlemen are currently being handsomely remunerated for their services in the form of retainers, per diems, and expenses for their work for the Company. Further, these same ladies and gentlemen are otherwise employed, or are retired with pensions, and are being paid for their services at their place of primary employment. Such "double dipping" is not in the interests of we, the stockholders and owners of the Corporation, nor fair to us. While we certainly require top talent as our directors, there are many corporations today, despite what management may say to the contrary, where this practice is not permitted.
   Your vote in favor is requested. If you fail to mark your proxy, management will vote against this motion.

THE BOARD OF DIRECTORS OPPOSES THE FOREGOING RESOLUTION. The board believes that it is in the best interests of the Company and its shareowners to attract and retain exceptional individuals who are recognized for their leadership, knowledge, experience and ability to serve as outside directors. To do this, the Company must provide a compensation package that is fair and competitive with that offered by other major companies. Compensation may take many forms and one normal type of compensation that the Company has elected to provide is retirement benefits. The Company believes that retirement benefits are a preferred form of compensation because the right to receive them is not automatic. A director must earn the right to receive retirement benefits by providing service to the Company for at least five years. This encourages directors to remain with the Company and promotes greater continuity and stability within the board. In addition, the Company's pension plan for non-management directors provides a pension that is proportionate to the length of the director's service. It limits the maximum number of years that an annuity may be paid to the number of years (up to 15 years) that a director has served on the board. The Company believes that the directors' retirement plan is consistent with industry standards and is fair and appropriate. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL (g), AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

GENERAL

VOTE REQUIRED. The election of directors requires a plurality of votes cast. The affirmative vote of the owners of a majority of the votes cast at the meeting is required to approve the ratification of auditors, the Executive Incentive Compensation Plan and the shareowner proposals. The affirmative vote of owners of a majority of all outstanding shares entitled to vote at the meeting is required to approve the 1994 Stock Incentive Plan. The shares represented by abstentions and broker non-votes will be considered present at the meeting for quorum purposes. Abstentions and broker non-votes (i) will not be counted as either FOR or AGAINST a nominee or a matter,
(ii) will have no effect upon the election of directors, the ratification of auditors, the proposal to approve the Executive Incentive Compensation Plan and the shareowner proposals, and
(iii) will have the effect of a vote AGAINST the proposal to approve the 1994 Stock Incentive Plan.

SOLICITATION OF PROXIES. Your signature on the accompanying proxy card is solicited by the Company's board of directors. The expenses of solicitation of proxies hereunder will be paid by the Company. Proxies may be solicited by directors, officers and regular employees of the Company personally, by mail, telegraph and telephone from and through registered holders, nominees and others acting as principals and as intermediaries. The Company may reimburse persons holding shares in their names or those of their nominees for their expenses in sending proxies and proxy material to principals. In addition, the Company has retained D. F. King & Co., Inc., to assist in the solicitation of proxies for a fee of $18,000, plus out-of-pocket expenses.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION IN GIVING THIS MATTER YOUR IMMEDIATE ATTENTION WILL BE APPRECIATED.

By order of the board of directors.

                             APPENDIX "A"

1994 STOCK INCENTIVE PLAN

I. GENERAL

1. PURPOSE. The purpose of the Plan is to aid the Company and its Subsidiaries in attracting, retaining, and motivating management employees.

2. DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below:
  a. "Board" means the Board of Directors of the Company.
  b. "Code" means the Internal Revenue Code of 1986, as amended.
  c. "Committee" means a committee designated by the Board, which shall consist of not less than three members of the Board who shall be appointed by and serve at the pleasure of the Board and who shall be "disinterested" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, and who shall be "outside" directors within the meaning of Section 162(m) of the Code.
  d. "Company" means The May Department Stores Company.
  e. "Disability" means a permanent and total disability which enables the Participant to be eligible for and receive a disability benefit under the Federal Social Security Act.
  f. "Fair Market Value" means the average of the high and low prices of the Stock on the New York Stock Exchange on the date in question, or, if no sale or sales of the Stock occurred on such Exchange on that day, the average of the high and low prices of the Stock on the last preceding day when the Stock was sold on the New York Stock Exchange; with respect to a Stock Appreciation Right, the term means the average of the high and low prices of the Stock on the New York Stock Exchange on such date or dates as may be provided in the Stock Appreciation Right Agreement.
  g. "Incentive Stock Option" means an Option granted under the Plan which constitutes and shall be treated as an "incentive stock option" as defined in Section 422 of the Code.
  h. "Non-Qualified Stock Option" means an Option granted under the Plan which shall not constitute or be treated as an Incentive Stock Option.
  i. "Non-Tandem Stock Appreciation Right" means a Right described in
Part III, Section 3.
  j. "Option" means a right or rights to purchase shares of Stock described in Part II.
  k. "Option Agreement" means the agreement between the Company and a Participant evidencing the grant of an Option and containing the terms and conditions, not inconsistent with the Plan, that are applicable to such Option.
  l. "Participant" means an individual to whom an Option or Right is granted or Restricted Stock Grant is made.
  m. "Performance Restricted Stock" means Restricted Stock whose provisions include the restrictions described in Part IV, Section 3(b).
  n. "Plan" means the 1994 Stock Incentive Plan of the Company, as amended from time to time.
  o. "Related Option" means the Option in relation to which a Tandem Stock Appreciation Right is granted.
  p. "Restricted Stock Grant" means a grant described in Part IV.
  q. "Retirement" means retirement as that word is defined in any retirement plan sponsored by the Company or a Subsidiary which is applicable to the Participant.
  r. "Stock" means the Common Stock of the Company.
  s. "Stock Appreciation Right" or "Right" means a right described in
Part III which provides for the payment of an amount in cash or Stock in accordance with such terms and conditions as are provided in the Stock Appreciation Right Agreement applicable to such Right; provided however, that in Part III, Section 2, "Right" shall refer only to a "Tandem Stock Appreciation Right" and that in Part III, Section 3, "Right" shall refer only to a "Non-Tandem Stock Appreciation Right".
  t. "Stock Appreciation Right Agreement" means the agreement between the Company and a Participant evidencing the grant of a Stock Appreciation Right and containing the terms and conditions, not inconsistent with the Plan, that are applicable to such Right.
  u. "Subsidiary" means a subsidiary of the Company or an unincorporated organization controlled, directly or indirectly, by the Company.
  v. "Tandem Stock Appreciation Right" means a Right described in Part III, Section 2.

3. ADMINISTRATION. The Plan shall be administered by the Committee. Subject to all applicable provisions of the Plan, the Committee is authorized to approve grants of Options or Rights or the making of Restricted Stock Grants in accordance with the Plan, to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan and to make all determinations and take all actions necessary or advisable for the Plan's administration. The Committee shall act by vote or written consent of a majority of its members. Whenever the Plan authorizes or requires the Committee to take any action, make any determination or decision or form any opinion, then any such action, determination, decision or opinion by or of the Committee shall be in the absolute discretion of the Committee.

4. SHARES SUBJECT TO THE PLAN.
  (a) Maximum Number of Shares. Stock issued under the Plan shall be treasury shares subject to the following limitations:

   (i) Plan Maximum. The maximum number of shares of Stock which may be issued under the Plan is 15,000,000, of which no more than 1,750,000 may be issued pursuant to Restricted Stock Grants.

   (ii) Participant Maximum. The maximum number of Options and Stock Appreciation Rights that may be granted to any Participant is 750,000; provided, however, that if a Stock Appreciation Right is issued in substitution for an existing stock option or in tandem with a stock option, then the grant of such a Stock Appreciation Right shall not count against the limit. The maximum number of shares of Stock which may be issued to each Participant free from restrictions pursuant to a grant of Performance Restricted Stock is 50,000 per year.
  (b) Expired Options or Rights. If an Option or Right expires, terminates, ceases to be exercisable or is surrendered without having been exercised in full, then the shares relating to the Option or Right shall, unless the Plan has been terminated, again become available under the Plan.
  (c) Lapse of Restrictions on Restricted Stock. If any shares of Stock shall be returned to the Company pursuant to the provisions of Sections 2 or 3 of Part IV or in the instruments evidencing the making of Restricted Stock Grants, then such shares shall, unless the Plan has been terminated, again become available under the Plan.

5. PARTICIPANTS. Participants in the Plan shall be determined as follows:
  (a) Eligibility. The individuals who are eligible to receive Options, Rights or Restricted Stock Grants hereunder shall be limited to management employees of the Company and its Subsidiaries (including employees who are directors and/or officers).
  (b) Determination. From time to time the Committee shall, in its sole discretion, but subject to all of the provisions of the Plan, determine which of those eligible employees shall receive Option(s), Stock Appreciation Right(s) or Restricted Stock Grant(s) under the Plan and the size, terms, conditions and/or restrictions of the Option(s), Right(s) or Restricted Stock Grant(s).
  (c) Differing Terms; Effect of Grant. The Committee may approve the grant of Option(s) or Right(s) or the making of Restricted Stock Grant(s) subject to differing terms, conditions and/or restrictions to any eligible employee in any year. The Committee's decision to approve the grant of an Option or Right or the making of a Restricted Stock Grant to an eligible employee in any year shall not require the Committee to approve the grant of an Option or Right or the making of a Restricted Stock Grant to that employee in any other year or to any other employee in any year; nor shall the Committee's decision with respect to the size, terms, conditions and/or restrictions of any Option or Right to be granted to an employee or any Restricted Stock Grant to be made to an employee in any year require the Committee to approve the grant of an Option or Right or the making of a Restricted Stock Grant of the same size or with the same terms, conditions and/or restrictions to that employee in any other year or to any other employee in any year. The Committee shall not be precluded from approving the grant of an Option or Right or the making of a Restricted Stock Grant to any eligible employee solely because such employee may previously have been granted an Option or Right or may previously have received a Restricted Stock Grant.

6. RIGHTS WITH RESPECT TO SHARES OF STOCK. A Participant who has exercised an Option or Right (payable all or in part in Stock) or to whom a Restricted Stock Grant has been made shall have, after a certificate or certificates for the number of shares of Stock granted have been issued in his name, absolute ownership of such shares including the right to vote the same and receive dividends thereon; provided, however that rights with respect to shares issued in connection with a Restricted Stock Grant shall be subject to the terms, conditions and restrictions described in the Plan and in the instrument evidencing the making of the Restricted Stock Grant to such Participant.

7. EMPLOYMENT. In the absence of any specific agreement to the contrary, no grant of an Option or Right or making of a Restricted Stock Grant to a Participant under the Plan shall affect any right of the Company or its Subsidiaries to terminate the Participant's employment at any time.

II. OPTIONS

1. GENERAL. Each employee chosen to receive an Option(s) may be granted an Incentive Stock Option, a Non-Qualified Stock Option or both, subject to the following terms, conditions and restrictions. Each Option granted under the Plan shall be evidenced by an Option Agreement which shall contain such terms and conditions consistent with the Plan as the Committee shall determine; provided, however, that each Option shall satisfy the following requirements and each Incentive Stock Option shall satisfy the requirement of Part II, Section 2:
  (a) Option Price. The option price for each share purchased under any Option shall be specified in the Option Agreement and, subject to the provisions of Part V, Section 3, shall not be less than Fair Market Value on the date the Option is granted; provided, however, that in no event shall the option price per share be less than the par value thereof.
  (b) Option Period.
   (i) General. The period in which an Option may be exercised shall not exceed ten years from the date the Option is granted; provided, however, that the Option may be sooner terminated in accordance with the provisions of this paragraph (b). Subject to the foregoing, the Committee may provide that any Option may be exercised, in whole or in part, at such time or times as the Committee may in its discretion determine.
   (ii) Termination of Employment. If the Participant ceases to be an employee of the Company or a Subsidiary for any reason other than Retirement,
19

 Disability, or death, all of such Participant's outstanding Options shall immediately terminate.
   (iii) Retirement or Disability. If a Participant's employment is terminated by Retirement or Disability, the term of any then outstanding Option held by the Participant shall extend for a period specified by the Committee in the agreement pertaining to such Option, and the number of shares in respect of which the Option may be exercised after the Participant's Retirement or Disability shall be determined by the agreement pertaining to such Option; provided, however, that such agreement shall provide that the Committee may cancel the Participant's Option during such period if the Participant's Retirement was without the consent of the Company, or if the Participant engages during such period of Retirement or Disability in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company.

2. INCENTIVE STOCK OPTIONS. Each Option Agreement evidencing an Incentive Stock Option shall satisfy the requirement that to the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under the Plan and all stock option plans of the Company and its Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 2, aggregate Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted.

3. DEATH. If a Participant's employment is terminated by death at a time when he or she has not fully exercised any then outstanding Option, or if a Participant dies after Retirement or Disability without having fully exercised any then outstanding Option, the beneficiary designated by the Participant (or, in the absence of such designation, the executors or administrators or legatees or distributees of the Participant's estate) shall have the right to exercise such Option in whole or in part during such period following the Participant's death as is set forth in the Option Agreement. The Company shall prescribe the procedures and requirements for beneficiary designations not inconsistent with this provision and has the right to review and approve such designations.

4. NONASSIGNABILITY. Each Option shall not be transferable (other than, upon the death of the Participant, by beneficiary designation, by last will and testament or by the laws of descent and distribution) and shall be exercisable during the Participant's lifetime only by the Participant.

5. PAYMENT FOR STOCK. Full payment in cash or, if the Committee approves, in Stock, for shares purchased shall be made at the time of exercising the Option in whole or in part. No certificates for shares so purchased shall be issued until full payment therefor has been made, and a Participant shall have none of the rights of a shareowner until such certificates are issued to him or her.

6. USE OF PROCEEDS. The proceeds received by the Company from the sale of Stock pursuant to the exercise of an Option may be used for general corporate purposes.

7. RESTRICTIONS UPON EXERCISE OF OPTION. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities under any state or Federal law, or that the listing, registration or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or Federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares thereunder, then in any such event such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

8. REPRICING PROHIBITED. There shall be no grant of an Option(s) to a Participant in exchange for a Participant's agreement to cancellation of a higher-priced Option(s) that was previously granted to such Participant.

III. STOCK APPRECIATION RIGHTS

1. GENERAL. Each employee chosen to receive a Stock Appreciation Right(s) may be granted a Tandem Stock Appreciation Right, a Non-Tandem Stock Appreciation Right or both, subject to the following terms, conditions and restrictions and subject to such additional terms, conditions and restrictions as may be determined by the Committee from time to time hereafter; provided however, that no Right shall be subject to additional terms, conditions or restrictions which are more favorable to a Participant than the terms, conditions and restrictions set forth in the Plan.

2. TANDEM STOCK APPRECIATION RIGHTS. Each Tandem Stock Appreciation Right may be granted only with respect to a share(s) of Stock for which an Option(s) has been granted under the Plan, and may be awarded concurrently with the grant of such Option or at any time thereafter while the Option is outstanding. If the Committee so determines, a Tandem Stock Appreciation Right may also be granted with respect to a share(s) of Stock for which an option has been granted and is outstanding under any other plan of the Company. A Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Agreement which shall contain such terms and conditions (which may include limitations as to the time when such Stock Appreciation Right becomes exercisable and when it ceases to be exercisable that are more restrictive than the limitations applicable to the

Related Option(s)) not inconsistent with the Plan as the Committee shall determine; provided, however, that each Tandem Stock Appreciation Right shall satisfy the following requirements:
  (a) Termination of a Right. If the Related Option is exercised, in whole or in part, then the Right with respect to the shares of Stock purchased pursuant to such exercise (but not with respect to any unpurchased shares of Stock) shall terminate as of the date of the exercise. If an unexercised Right is otherwise exercisable on the date that the Related Option expires, and if the Fair Market Value of the shares of Stock with respect to which such Right was granted, determined as of the date of such expiration, exceeds the Option price of such shares, then, notwithstanding Section 2(b), the Right shall automatically be deemed to have been exercised as of the date of such expiration; otherwise, on the date that the Related Option expires, any outstanding Right related thereto shall be terminated as of the date of such expiration.
  (b) Exercise. Tandem Stock Appreciation Rights may be exercised (i) only at such time or times as, and to the extent that, the Related Options shall be exercisable, (ii) only upon surrender of the Related Options with respect to the shares for which the Rights are then being exercised, and (iii) subject to the terms and conditions set forth in the Stock Appreciation Right Agreement; provided that no Tandem Stock Appreciation Right may be exercised prior to the expiration of six (6) months from the date of the grant and can only be exercised during the ten-day period beginning on the third business day following the release of the Company's quarterly or annual statement of sales and earnings.

3. NON-TANDEM STOCK APPRECIATION RIGHTS. Each Non-Tandem Stock Appreciation Right may be granted with respect to a share(s) of Stock or, if the Committee so determines, in exchange for an outstanding Option or an outstanding stock option granted under any other plan of the Company. A Non-Tandem Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Agreement which shall contain such terms and conditions not inconsistent with the Plan as the Committee shall determine; provided, however, that each Non-Tandem Stock Appreciation Right shall satisfy the following requirements:
  (a) Termination of a Right. A Non-Tandem Stock Appreciation Right shall terminate as of the earlier of (i) the date of exercise of such Right, to the extent that it is exercised; or (ii) the termination date specified in the Stock Appreciation Right Agreement. If an unexercised Right is otherwise exercisable on the date that it expires, and if the Fair Market Value of the shares of Stock with respect to which such Right was granted, determined as of the date of such expiration, exceeds the exercise price of such Right (set forth in the Stock Appreciation Right Agreement), then the Right shall automatically be deemed to have been exercised as of the date of such expiration.
  (b) Exercise. Non-Tandem Stock Appreciation Rights may be exercised in accordance with the terms and conditions set forth in the Stock Appreciation Right Agreement; provided that (i) no Non-Tandem Stock Appreciation Right that is payable all or in part in Stock may be exercised prior to the expiration of six (6) months from the date of the grant; (ii) the exercise price of any Non-Tandem Stock Appreciation Right granted in exchange for an outstanding Option or for an outstanding stock option granted under any other plan of the Company shall be the same exercise price as that outstanding Option or option and (iii) the exercise price of any Non-Tandem Stock Appreciation Right not granted in exchange for an outstanding Option or for an outstanding stock option granted under any other plan of the Company shall be the Fair Market Value of the Stock on the date of the grant of the Right(s).


4. PAYMENT.
  (a) Amount. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive the excess of the aggregate Fair Market Value of the shares of Stock with respect to which the Right is being exercised (determined as of the date of such exercise) over (i) the aggregate option price of such shares in the case of Tandem Stock Appreciation Rights; or (ii) the aggregate exercise price (set forth in the Stock Appreciation Right Agreement) in the case of Non-Tandem Stock Appreciation Rights.
  (b) Form. Any amount which becomes payable upon exercise of a Stock Appreciation Right under the Plan shall be paid entirely in cash, entirely in Stock or partly in cash and partly in Stock in accordance with such terms and conditions as are provided in the applicable Stock Appreciation Right Agreement; provided, however, that notwithstanding any provision in any Stock Appreciation Right Agreement, the Committee may determine in its sole and absolute judgment that any amount which may become payable upon exercise of a Right shall be paid entirely in cash.

5. TERMINATION OF EMPLOYMENT.
  (a) General. If a Participant ceases to be an employee of the Company or of a Subsidiary for any reason other than Retirement, Disability or death, all of such Participant's outstanding Rights shall immediately terminate.
  (b) Retirement or Disability. If a Participant's employment is terminated by Retirement or Disability, the Participant's right to exercise all or any portion of any Right after the date of such Retirement or Disability shall be determined by the provisions of the Stock Appreciation Right Agreement; provided, however, that such Agreement shall provide that the Committee may terminate the Participant's Right prior to the date on which the Right is exercised if the Participant's Retirement was without the consent of the Company, or if the Participant engages during such period of Retirement or Disability in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company.
  (c) Death. If a Participant's employment is terminated by death at a time when the Participant has not fully exercised any then outstanding Rights, or if a Participant dies after Retirement or Disability without having fully
21
exercised any then outstanding Rights, the beneficiary designated by the Participant (or, in the absence of such designation, the executors or administrators or legatees or distributees of the Participant's estate) shall have the right to exercise such Right in whole or in part during such period following the Participant's death as set forth in the Stock Appreciation Right Agreement. The Company shall prescribe the procedures and requirements for beneficiary designations not inconsistent with this provision and has the right to review and approve such designations.

6. EXPIRATION. If the period in which a Stock Appreciation Right is exercisable expires and the Right has not been exercised, then such Right shall terminate as of the last day on which it was exercisable.

7. NONASSIGNABILITY. Each Right shall not be transferable (other than, upon the death of the Participant, by beneficiary designation, by last will and testament or by the laws of descent and distribution) and shall be exercisable during the Participant's lifetime only by the Participant.

8. RESTRICTIONS UPON EXERCISE OF RIGHTS. The exercise of each Right shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities under any state or Federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise, then, in any such event, such exercise shall not be effective unless such withholding, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

IV. RESTRICTED STOCK GRANTS

1. GENERAL. A Restricted Stock Grant made under the Plan shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Committee from time to time hereafter; provided, however, that no Restricted Stock Grant shall be subject to additional terms, conditions or restrictions which are more favorable to a Participant than the terms, conditions and restrictions set forth in the Plan.

2. RESTRICTIONS. Subject to the provisions of Part IV, Section 3, shares of Stock granted to a Participant pursuant to a Restricted Stock
Grant:
  (i) shall not be sold, assigned, conveyed, transferred, pledged, hypothecated, or otherwise disposed of, and
  (ii) shall be returned to the Company forthwith, and all the rights of the Participant to such shares shall immediately terminate without any payment or consideration by the Company, if the Participant's continuous employment with the Company or any Subsidiary shall terminate for any reason, except as provided in Part IV, Section 4. Such return of such Stock shall be accomplished by the Participant's delivering or causing to be delivered to the Secretary or any Assistant Secretary of the Company the certificate(s) for such shares of Stock, accompanied by such endorsement(s) and/or instrument(s) of transfer as may be required by the Secretary or any Assistant Secretary of the Company.

3. LAPSE OF RESTRICTIONS.
  (a) General. Subject to the provisions of Part IV, Sections 3(b) and 4 and of Part V, Section 4, the restrictions set forth in Part IV,
Section 2 shall lapse on such date or dates on or after the first anniversary and on or before the tenth anniversary of the date as of which the Restricted Stock Grant is made, as the Committee shall determine at the time of the Restricted Stock Grant.
  (b) Performance Restricted Stock. If the Committee has designated the Stock covered by a Restricted Stock Grant as Performance Restricted Stock, then the lapse of restrictions set forth in Part IV, Section 2 that would otherwise occur on a specified date shall also be subject to the following:
   (i) if the Company meets or exceeds the Target Long-Term EPS Growth Objective (after adjustment for Relative Performance Rank) for the most recently ended Long-Term Performance Period, then the restrictions that would otherwise lapse on such date shall lapse as to 100% of the shares of such Performance Restricted Stock; and
   (ii) if the Company meets or exceeds the Threshold Long-Term EPS Growth Objective (after adjustment for Relative Performance Rank) but does not meet or exceed the Target Long-Term Growth Objective (after adjustment for Relative Performance Rank) for the most recently ended Long-Term Performance Period, then the restrictions on the shares of Performance Restricted Stock that would otherwise lapse on such date shall lapse as to (i) 50% of such shares plus (ii) 50% of such shares multiplied by a fraction (not less than zero and not greater than one), the numerator of which is the Company's actual Long-Term EPS Growth for the most recently ended Long-Term Performance Period less the Threshold Long-Term EPS Growth Objective for such period and the denominator of which is the Target Long-Term EPS Growth Objective for such period less the Threshold Long-Term EPS Growth Objective for such period, and the remaining shares of Performance Restricted Stock shall immediately forfeit to the Company; and
   (iii) if the Company does not meet or exceed the Threshold Long-Term EPS Objective (after adjustment for Relative Performance Rank) for the most recently ended Long-Term Performance Period, then 100% of the shares of such Performance Restricted Stock shall immediately forfeit to the Company.

  For purposes of this Section 3(b), the terms Long-Term Performance Period, Relative Performance Rank, Target Long-Term EPS Objective and Threshold Long-Term EPS Objective shall have the same meanings as in the Company's Executive Incentive Compensation Plan for Corporate Executives. No restrictions shall lapse on any Performance Restricted Stock until the Committee certifies, in writing, that the requirements set forth in this Section 3(b) have been satisfied.
  (c) Forfeiture. All shares of Stock forfeited under this Section 3 shall be returned to the Company forthwith, and all the rights of the Participant to such shares shall immediately terminate without any payment or consideration by the Company.

4. TERMINATION OF EMPLOYMENT BY REASON OF DEATH OR DISABILITY. If a Participant who has been in the continuous employment of the Company or of a Subsidiary since the date as of which a Restricted Stock Grant was made to such Participant shall, while in such employment, die or become Disabled and such Participant's death or Disability shall occur more than one year after the date as of which the Restricted Stock Grant was made to such Participant, then the restrictions set forth in Part IV,
Section 2 shall lapse as to all shares of Restricted Stock granted to such Participant pursuant to such Restricted Stock Grant on the date of such event. A Participant may file a written designation of beneficiary to receive, in the event of the Participant's death, any shares for which restrictions lapse on the date of death. The Company shall prescribe procedures and requirements for beneficiary designations not inconsistent with this provision and has the right to review and approve such designations.

5. AGREEMENT BY EMPLOYEE REGARDING WITHHOLDING TAXES. Each Participant shall agree that, subject to the provisions of Part IV, Section 6,
  (i) no later than the date as of which the restrictions mentioned in
Part IV, Section 2 and in the instrument evidencing the making of the Restricted Stock Grant shall lapse, such Participant will pay to the Company in cash, or, if the Committee approves, in Stock, or make other arrangements satisfactory to the Committee regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Stock subject to such Restricted Stock Grant, and
  (ii) the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Stock subject to such Restricted Stock Grant.

6. ELECTION TO RECOGNIZE GROSS INCOME IN THE YEAR OF GRANT. If any Participant properly elects, within thirty (30) days of the date of grant, to include in gross income for Federal income tax purposes an amount equal to the fair market value of the shares of Stock granted on the date of grant, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee to pay to the Company in the year of such grant, any Federal, state or local taxes required to be withheld with respect to such shares. If such Participant shall fail to make such payments, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any Federal, state or local taxes of any kind required by law to be withheld with respect to such shares.

7. RESTRICTIVE LEGEND; CERTIFICATES MAY BE HELD IN CUSTODY. Each certificate evidencing shares of Stock granted pursuant to a Restricted Stock Grant shall, (i) if issued to any person other than the Company for safekeeping while the restrictions apply, bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock Grant and (ii) if issued to the Company for safekeeping while the restrictions apply, be noted as restricted on the records of the transfer agent. Any attempt to dispose of such shares of Stock in contravention of such terms, conditions and restrictions shall be ineffective. The Committee may adopt rules which provide that the certificates evidencing such shares may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody, until the restrictions thereon shall have lapsed.

8. RESTRICTIONS UPON MAKING OF RESTRICTED STOCK GRANTS. The listing upon the New York Stock Exchange or the registration or qualification under any Federal or state law of any shares of Stock to be granted pursuant to Restricted Stock Grants (whether to permit the making of Restricted Stock Grants or the resale or other disposition of any such shares of Stock by or on behalf of the employees receiving such shares) may be necessary or desirable as a condition of or in connection with such Restricted Stock Grants and if, in any such event, the Board in its sole discretion so determines, delivery of the certificates for such shares of Stock shall not be made until such listing, registration or qualification shall have been completed. In such connection, the Company agrees that it will use its best effort to effect any such listing, registration or qualification; provided, however, the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933 other than on Form S-8, as presently in effect, or such other forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

9. RESTRICTIONS UPON RESALE OF STOCK. If the shares of Stock that have been granted to a Participant pursuant to the terms of the Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such Participant, if the Committee shall deem it advisable, may be required to represent and agree in writing that (i) any shares of Stock acquired by such employee pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under said Act and (ii) such Participant is acquiring such shares of Stock for the Participant's own account and not with a view to the distribution thereof.
23

V. MISCELLANEOUS

1. EFFECTIVE DATE. The Plan became effective on March 18, 1994, subject to approval by shareowners before March 18, 1995.

2. DURATION OF PLAN. Unless sooner terminated, the Plan shall remain in effect until March 18, 2004. Termination of the Plan shall not affect any Options or Rights previously granted, which Options or Rights shall remain in effect until exercised, surrendered, or cancelled, or until they have expired, all in accordance with their terms. Termination of the Plan shall not affect any Restricted Stock Grants previously made, or Stock previously granted pursuant to a Restricted Stock Grant; the terms, conditions and restrictions applicable to shares issued pursuant to a Restricted Stock Grant shall remain in effect until such terms, conditions and restrictions shall have lapsed all in accordance with their terms.

3. CHANGES IN CAPITAL STRUCTURE. In the event that there is any change in the capital structure of the Company through merger, consolidation, reorganization, recapitalization, spin-off or otherwise, or if there shall be any dividend on the Company's Stock, payable in such Stock, or if there shall be a Stock split or a combination of shares, then:
  (i) the number of shares reserved for Options (both in the aggregate and with respect to each Participant) and the number of shares subject to outstanding Options and the price per share of each such Option;
  (ii) the number of shares with respect to which Rights may be exercised (both in the aggregate and with respect to each Participant); and
  (iii) the number of shares of Stock reserved for Restricted Stock Grants under the Plan shall be proportionately adjusted by the Board as it deems equitable, in its absolute discretion, to prevent dilution or enlargement of the rights of a Participant and any shares issued pursuant to such change in capital structure shall be subject to the same terms, conditions and restrictions as the shares of Stock with respect to which newly issued shares are issued. The issuance of Stock for consideration and the issuance of Stock rights shall not be considered a change in the Company's capital structure. No adjustment provided for in this Section 3 shall require the issuance of any fractional share.

4. CHANGE IN CONTROL. If while unexercised Options, Rights, or Restricted Stock Grants remain outstanding under the Plan:
  (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;
  (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
(i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Company's shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;
  (iii) the shareowners of the Company approve a merger or consolidation of the Company with any other Company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or
  (iv) the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, then (a) from and after the date of the first of the foregoing events to occur, all Options and Rights held by active employees on such date shall be exercisable in full, whether or not otherwise exercisable; and
(b) on the date of the first of the foregoing events to occur, the restrictions set forth in Part IV, Section 2 on all outstanding Restricted Stock Grants, including Performance Restricted Stock Grants, shall lapse.

5. AMENDMENT OR TERMINATION. The Board may, by resolution, amend or terminate the Plan at any time; provided, however, that
  (i) shareowner approval shall be required for any changes to the Plan which would require shareowner approval under the New York Business Corporation Law, Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Code; and
  (ii) the Board may not, without the written consent of the Participant, alter, impair or adversely affect any right of such Participant with respect to any Option or Right previously granted or Restricted Stock Grant previously made to such Participant under the Plan except as authorized herein.

Notwithstanding the foregoing, the Board may, by resolution, amend the Plan in any way that it deems necessary or appropriate in order to make income with respect to the Plan deductible for Federal income tax purposes under Section 162(m) of the Code without regard to the foregoing provisos (i) and (ii), and any such amendment shall be effective as of such date as is necessary to make such income under the Plan so deductible.

6. UNFUNDED PLAN. The Plan shall be unfunded. Neither the Company nor the Committee shall be required to segregate any assets that may at any time be represented by Options or Rights under the Plan. Neither the Company nor the Committee shall be deemed to be a trustee of any amounts to be paid under the Plan. Any liability of the Company to any Participant with respect to a right shall be based solely upon any contractual obligations created by the Plan or a Stock Appreciation Right Agreement or Option Agreement; no such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Company.
25

                             APPENDIX "B"

    EXECUTIVE INCENTIVE COMPENSATION PLAN FOR CORPORATE EXECUTIVES

This document constitutes and sets forth the terms of The May
Department Stores Company Executive Incentive Compensation Plan for Corporate Executives.

Section 1. PURPOSES OF THE PLAN. The purposes of the Plan are (i) to provide a means to attract, retain and motivate talented personnel and
(ii) to provide to participating management employees added incentive for high levels of performance and for additional effort to improve the Company's financial performance. Payments of awards under this Plan are intended to qualify for tax deductibility under the provisions of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding any other provisions of this Plan, if any decision must be made before a specified date in order for payments to qualify for such tax deductibility under the tax rules in effect from time to time, then such decision is to be made before such date.

Section 2. DEFINITIONS. Whenever used herein, the following terms shall have the following meanings:
  (a) "Annual Award" means, for a Participant for a Fiscal Year, the product of the Participant's Minimum Annual Compensation for such Fiscal Year multiplied by the aggregate of:

  (i) the Participant's Annual EPS Factor for such Fiscal Year, plus
  (ii) the Participant's Annual RONA Factor for such Fiscal Year.

  (b) "Annual EPS Factor" means, for a Participant for a Fiscal Year
(i) five percent (ten percent for the Chief Executive Officer), if actual EPS Growth for such Fiscal Year equals or exceeds the Participant's Threshold Annual EPS Growth Objective for such Fiscal Year, plus (ii) ten percent (twenty percent for the Chief Executive Officer) multiplied by a fraction (not less than zero and not greater than one), the numerator of which is the actual EPS Growth for such Fiscal Year less the Participant's Threshold Annual EPS Growth Objective for such Fiscal Year and the denominator of which is the Participant's Maximum Annual EPS Growth Objective for such Fiscal Year less the Participant's Threshold Annual EPS Growth Objective for such Fiscal Year; provided, however,

  (1) that the Annual EPS Factor shall be subject to adjustment as provided in Section 6(b); and
  (2) that the percentages referred to in this definition may be adjusted by the Committee as provided in Section 4(b).

  (c) "Annual RONA Factor" means, for a Participant for a Fiscal Year
(i) five percent (ten percent for the Chief Executive Officer) if actual RONA for such Fiscal Year equals or exceeds the Participant's Threshold Annual RONA Objective for such Fiscal Year, plus (ii) ten percent (twenty percent for the Chief Executive Officer) multiplied by a fraction (not less than zero and not greater than one), the numerator of which is the actual RONA for such Fiscal Year less the Participant's Threshold Annual RONA Objective for such Fiscal Year and the denominator of which is the Participant's Maximum Annual RONA Objective for such Fiscal Year less the Participant's Threshold Annual RONA Objective for such Fiscal Year; provided, however,

  (1) that the Annual RONA Factor shall be subject to adjustment as provided in Section 6(b); and
  (2) that the percentages referred to in this definition may be adjusted by the Committee as provided in Section 4(b).

  (d) "Average Annual Compensation" means, for a Long-Term Performance Period, the Participant's average annual salary rate during such period, determined on a monthly basis, or such lesser amount as the Participant and the Company shall agree to, in writing.
  (e) "Board" means the Board of Directors of the Company.
  (f) "Committee" means a committee designated by the Board, which shall consist of not less than three members of the Board who shall be appointed by and serve at the pleasure of the Board and who shall be "outside" directors within the meaning of Section 162(m) of the Code.
  (g) "Company" means The May Department Stores Company.
  (h) "Disability" means the inability of a Participant to perform the normal duties of the Participant's regular occupation.
  (i) "EPS Growth" means (i) for a Fiscal Year, the annual growth rate in EPS measured from the immediately preceding Fiscal Year; and (ii) for a Long-Term Performance Period, the compound annual growth rate in EPS measured from the Fiscal Year immediately preceding the Long-Term Performance Period to the last Fiscal Year in the Long-Term Performance Period. For purposes of this definition, "EPS" for a Fiscal Year means the Company's EPS for such Fiscal Year as reported in the Company's annual report to its shareholders for the year of determination (or, in the event that such item is not included in such annual report, such comparable figure as may be determined by the Committee) adjusted by the Company's independent certified public accountants to exclude such non-recurring or extraordinary items as the Committee shall determine are not representative of the on-going operations of the Company.
  (j) "Fiscal Year" means the fiscal year of the Company.
  (k) "Long-Term Award" means, for a Participant for a Long-Term Performance Period, the product of the

Participant's Average Annual Compensation for such period multiplied by the aggregate of:

  (i) the Participant's Long-Term EPS Factor for such period, plus
  (ii) the Participant's Long-Term RONA Factor for such period as such product is adjusted in accordance with Section 5(b) of the Plan.
  (l) "Long -Term EPS Factor" means, for a Participant for a Long-Term Performance Period, (i) five percent (ten percent for the Chief Executive Officer) if actual EPS Growth for such period equals or exceeds the Participant's Threshold Long-Term EPS Growth Objective for such period, plus (ii) ten percent (twenty percent for the Chief Executive Officer) multiplied by a fraction (not less than zero and not greater than one) the numerator of which is the actual EPS Growth for such period less the Participant's Threshold Long-Term EPS Growth Objective for such period and the denominator of which is the Participant's Maximum Long-Term EPS Growth Objective for such period less the Participant's Threshold Long-Term EPS Growth Objective for such period; provided, however, that the Long-Term EPS Factor shall be subject to adjustment as provided in Section 6(b).
  (m) "Long-Term Performance Period" means three consecutive Fiscal
Years.
  (n) "Long-Term RONA Factor" means, for a Participant for a Long-Term Performance Period (i) five percent (ten percent for the Chief Executive Officer) if actual RONA for such period equals or exceeds the Participant's Threshold Long-Term RONA Objective for such period plus
(ii) ten percent (twenty percent for the Chief Executive Officer) multiplied by a fraction (not less than zero and not greater than one), the numerator of which is the actual RONA for such period less the Participant's Threshold Long-Term RONA Objective for such period and the denominator of which is the Participant's Maximum Long-Term RONA Objective for such period less the Participant's Threshold Long- Term RONA Objective for such period; provided, however, that the Long-Term RONA Factor shall be subject to adjustment as provided in Section 6(b).
  (o) "Market Value" means the average closing price of the Stock on the New York Stock Exchange, Inc. during the month of February of the year specified.
  (p) "Minimum Annual Compensation" means, for a Fiscal Year, the Participant's rate of minimum annual salary on the first day of the fiscal month of November in the Fiscal Year.
  (q) "Participant" means an individual who has been designated to participate in the Plan in accordance with Section 3 of the Plan.
  (r) "Plan" mean The May Department Stores Company Executive Incentive Compensation Plan for Corporate Executives.
  (s) "Relative Performance Rank" means, for a Fiscal Year or for a Long-Term Performance Period, the relative rank of the Company (as among the Company and a group of competitors designated by the Committee) based on the EPS Growth and RONA, respectively, of all such corporations for such corporations' comparable fiscal periods, as determined by the Committee. Relative Performance Rank shall be determined based on data provided by the Company's independent certified public accountants from publicly available information about all such corporations, and adjusted by such independent certified public accountants for comparability (adjustments for LIFO, major non-recurring transactions, etc.) subject to the direction and approval of the Committee. The competitors designated by the Committee for the 1994 Fiscal Year and the Long-Term Performance Period commencing in 1994 are Dayton-Hudson Company, Dillard Department Stores, J.C. Penney, Melville Stores, Mercantile Stores and Nordstrom. The Committee may change the number of competitors or corporations included in the group when, as a result of extraordinary or unforeseen events, it is no longer appropriate for a particular corporation to be included in the competitor group (such as when one of the group ceases operations, merges with another corporation, files for bankruptcy protection or significantly changes the nature of its business).
  (t) "Retirement" means, as to a Participant, retirement as that word is defined in any retirement plan sponsored by the Company or any Subsidiary which is applicable to such Participant.
  (u) "RONA" means (i) for a Fiscal Year, the Company's return on beginning net assets for such Fiscal Year as reported in the Company's annual report to its shareowners for the year of determination (or, in the event that such item is not included in such annual report, such comparable figure as may be determined by the Committee) adjusted by the Company's independent certified public accountants to exclude such non-recurring or extraordinary items as the Committee shall determine are not representative of the ongoing operations of the Company; and
(ii) for a Long-Term Performance Period, the sum of the RONA for each Fiscal Year in the Long-Term Performance Period divided by three.
  (v) "Stock" means the common stock of the Company.
  (w) "Subsidiary" means a subsidiary corporation of the Company within the meaning of Section 425(f) of Code.
  (x) The terms "Maximum Annual EPS Growth Objective," "Maximum Long-Term EPS Growth Objective," "Target Annual EPS Growth Objective," "Target Long-Term EPS Growth Objective," "Threshold Annual EPS Growth Objective," "Threshold Long-Term EPS Growth Objective," "Maximum Annual RONA Objective," "Maximum Long-Term RONA Objective," "Target Annual RONA Objective," "Target Long-Term RONA Objective," "Threshold Annual RONA Objective" and "Threshold Long-Term RONA Objective" shall mean the respective objectives determined by the Committee for each Participant pursuant to Section 7 of the Plan.

Section 3. ELIGIBILITY. Management employees of the Company and its Subsidiaries shall be eligible to
27
participate in the Plan. The Committee may, in its sole discretion, designate any such individual as a Participant for a particular Fiscal Year and/or for a particular Long-Term Performance Period before the end of such Fiscal Year and Long-Term Performance Period, respectively. Designation of an individual as a Participant for any period shall not require designation of such individual as a Participant in any other period, and designation of one individual as a Participant shall not require designation of any other individual as a Participant in such period or in any other period.

Section 4. ANNUAL AWARD. (a) Subject to the other provisions of the Plan, a Participant for a Fiscal Year who is designated as such for an entire Fiscal Year shall be entitled to an Annual Award for such Fiscal Year. Subject to the other provisions of the Plan, a Participant for a Fiscal Year who is designated as such for less than an entire Fiscal Year shall be entitled to a reduced Annual Award for such Fiscal Year equal to the Annual Award for such Fiscal Year multiplied by a fraction, the numerator of which shall be the number of complete fiscal months between (i) the first day of the fiscal month in which occurs the date as of which the Participant was so designated and (ii) the end of such Fiscal Year and the denominator of which shall be twelve.
  (b) The Committee may change the percentages referred to in the definitions of "Annual EPS Factor" and "Annual RONA Factor" for any Fiscal Year, provided that the maximum Annual Award which may be paid under such different percentages may not be greater than 45% (90% for the Chief Executive Officer) of the Participant's Minimum Annual Compensation for such Fiscal Year.

Section 5. LONG-TERM AWARD. (a) Subject to the other provisions of the Plan, a Participant for a Long-Term Performance Period who is designated as such for an entire Long-Term Performance Period shall be entitled to a Long-Term Award for such period. Subject to the other provisions of the Plan, a Participant for a Long-Term Performance Period who is designated as such for less than an entire Long-Term Performance Period shall be entitled to a reduced Long-Term Award for such period equal to the Long-Term Award for such period multiplied by a fraction, the numerator of which shall be the number of complete fiscal months between (i) the first day of the fiscal month in which occurs the date as of which the Participant was so designated and (ii) the end of such Long-Term Performance Period and the denominator of which shall be thirty-six.
  (b) The Long-Term Award otherwise payable pursuant to Section 5(a) of the Plan for a Long-Term Performance Period shall be adjusted by multiplying such Long-Term Award by a percentage equal to a fraction, the numerator of which shall be the Market Value of the Stock in February of the calendar year in which such Long-Term Performance Period ends and the denominator of which shall be the Market Value of the Stock in February of the calendar year in which such Long-Term Performance Period begins; provided, however, that such percentage shall in no event be greater than one hundred fifty percent nor less than seventy-five percent.


Section 6. ADJUSTMENTS. (a) DISCRETIONARY ADJUSTMENT OF AWARDS. In the event that the Committee determines, in its absolute discretion, that an Annual Award or a Long-Term Award payable to a Participant in accordance with the other terms of the Plan should be adjusted, upwards or downwards, based on all the facts and circumstances known to the Committee at the time, then, the Committee may, in its sole and absolute discretion, increase or decrease any such Annual Award or Long-Term Award to such amount as it determines; provided, however, that the Committee may not adjust upwards any Annual Award or Long-Term Award of any Participant who is a "covered employee" (as defined in Section 162 (m) of the Code and the regulations thereunder) with respect to the particular performance period for which the Annual Award or Long-Term Award is being granted.

  (b) ADJUSTMENT FOR RELATIVE RANK. A Participant's Annual EPS Factor,
Annual RONA Factor, Long-Term EPS Factor and Long-Term RONA Factor shall be adjusted in the following manner based upon the number of competitors in the group of competitors used to determine the Company's
Relative Performance Rank and the Company's Relative Performance Rank therein:


- - - - - ---------------------------------------------------------------------------------------------------------------------------------

                                                           Number of Competitor Companies (not including the Company)

                                                   10           9           8          7           6           5           4
- - - - - ---------------------------------------------------------------------------------------------------------------------------------

Factor will be no less than
 "Target" if the Company's rank is:               1st -       1st -       1st -      1st -       1st -       1st -       1st -
                                                  3rd         3rd         3rd        2nd         2nd         2nd         2nd
Factor will be no less than
 "Threshold" if the Company's rank is:            4th -       4th -       4th -      3rd -       3rd -       3rd -       3rd-
                                                  6th         6th         6th        4th         4th         4th         4th
Factor will be no higher than
 "Threshold" if the Company's rank is:            9th -       8th -       7th -      7th -       6th -       5th -        5th
                                                 11th        10th         9th        8th         7th         6th
- - - - - ----------------------------------------------------------------------------------------------------------------------------------

Section 7. ANNUAL AND LONG-TERM TARGETS. Threshold, target and maximum annual and long-term objectives with respect to EPS Growth and with respect to RONA shall be determined by the Committee as soon as practicable prior to the commencement of each Fiscal Year and each Long-Term Performance Period for each Participant or within the period permitted by applicable law. The Committee shall cause the respective objectives for each Participant to be provided to such Participant as soon thereafter as practicable. Such objectives shall remain in effect for the entire Fiscal Year or Long-Term Performance Period, as appropriate.

Section 8. PAYMENT OF AWARDS. (a) Annual Awards for a Fiscal Year shall be payable in cash within three months after the close of such Fiscal Year or as soon thereafter as practicable.
  (b) Long-Term Awards for a Long-Term Performance Period shall be payable in cash within three months after the close of such Long-Term Performance Period or as soon thereafter as practicable.
  (c) A Participant may elect to defer all or a portion of an award by making such election under the Deferred Compensation Plan with respect to such award. Such election must be made not later than December 31 of the calendar year preceding the commencement of the Fiscal Year or Long-Term Performance Period, as appropriate.
  (d) The Company shall have the right to deduct any sums that federal, state or local tax laws require to be withheld with respect to any payment of awards.
  (e) Before any award is paid to a Participant who is a "covered employee" (as defined in Section 162(m) of the Code and the regulations thereunder), the Committee shall certify in writing that the material terms of the Plan have been satisfied.

Section 9. TERMINATION OF EMPLOYMENT.
  (a) Death or Disability. In the event of either the death or Disability of the Participant while employed (a "Section 9(a) Event"), the Participant shall be entitled to the following:

  (i) An Annual Award with respect to the Fiscal Year in which the
 Section 9(a) Event occurs equal to the Annual Award otherwise payable (if any) for that Fiscal Year, prorated to the end of the fiscal month in which such Section 9(a) Event occurs; and
  (ii) A Long-Term Award with respect to each Long-Term Performance Period which includes the Fiscal Year of the Section 9(a) Event; provided, however, that for purposes of this Section 9(a)(ii) the Long-Term Award for any Long-Term Performance Period (1) shall be determined at the end of the Fiscal Year in which the Section 9(a) Event occurs, (2) shall be determined (and averages used in that determination shall be calculated) based only on the Fiscal Year and any preceding Fiscal Years otherwise included in the Long-Term Performance Period and (3) shall be prorated to the end of the fiscal month in which the Section 9(a) Event occurs.

  (b) Retirement.

  (i) In the event of the Retirement of the Participant with the written consent of the Company, such event shall be deemed to be a
 Section 9(a) Event, and the Participant shall be entitled to an Annual Award and to a Long-Term Award as provided in Section 9(a).
  (ii) In the event of the Retirement of the Participant without the consent of the Company (a "Section 9(b)(ii) Event"), the Participant shall be entitled to the following:

   (1) An Annual Award with respect to the Fiscal Year in which the
  Section 9(b)(ii) Event occurs equal to the Annual Award otherwise payable (if any) for that Fiscal Year, prorated to the end of the fiscal month in which the Section 9(b)(ii) Event occurs; and
   (2) No Long-Term Award following the Section 9(b)(ii) Event. The Participant shall forfeit any right or entitlement to any award with respect to any Long-Term Performance Period which has not been completed on the date of the Section 9(b)(ii) Event. Any Long-Term Award for a period which ended prior to the Section 9(b)(ii) Event shall remain unaffected.

  (c) Termination of Employment.

  (i) In the event of the termination of employment of the Participant not covered by Sections 9(a) or 9(b) above which occurs at the end of the term of the Participant's then-current written employment agreement (if any) with the Company or Subsidiary, or in the event of such a termination of a Participant who has no current written employment agreement with the Company or Subsidiary, such event shall be deemed to be a Section 9(b)(ii) Event, and the Participant shall be entitled to an Annual Award (but not to a Long-Term Award) as provided in Section 9(b)(ii).
  (ii) In the event of the termination of employment of the Participant not covered by Sections 9(a) or 9(b) above before the end of the term of the Participant's then-current written employment agreement (if any) with the Company or Subsidiary, with the written consent of the Company (a "Section 9(c)(ii) Event"), the Participant shall be entitled to the following:

   (1) An Annual Award with respect to the Fiscal Year in which the
  Section 9(c)(ii) Event occurs equal to the actual award otherwise payable for the Fiscal Year (if any); provided, however, that in the event that the term of the Participant's then-current employment agreement is due to expire during that Fiscal Year, then the Annual Award shall be prorated to the end of the fiscal month in which such term is due to expire; and
   (2) A Long-Term Award with respect to each Long-Term Performance Period which includes the Fiscal Year of the 9(c)(ii) Event equal to the Long-Term Award otherwise payable with respect to each Long-Term Performance Period; provided, however, that in the event that the term of the Participant's then-current employment agreement (if any) with the Company is otherwise due to expire during any such period, then the Long-Term Award with respect to such period shall be prorated to the end of the calendar month in which such term is due to expire.
29

  (iii) In the event of the termination of employment of the Participant not otherwise covered by this Section 9 before the end of the term of the then-current written employment agreement (if any) with the Company or Subsidiary, without the written consent of the Company, the Participant shall not be entitled to any Annual Award or to any Long-Term Award with respect to any Fiscal Year or Long-Term Performance Period which has not been completed as of the date of such termination of employment. The Participant shall forfeit any right or interest in any award for any such Fiscal Year or Long-Term Performance Period. Annual Awards and Long-Term Awards with respect to Fiscal Years and Long-Term Performance Periods which ended prior to the date of such termination of employment shall remain unaffected.

  (d) For purposes of this Section 9, the term "written consent of the Company" shall refer to an express written consent of the Company, duly executed by the Company, which, by its own terms, expressly refers to this Section 9 of the Plan.

Section 10. TRANSFERS AND CHANGES IN RESPONSIBILITIES. In the event that (i) the duties of a Participant change and the Participant becomes eligible to participate in another bonus plan of the Company, or (ii) the duties of an employee who is a participant in another bonus plan of the Company change and the employee is newly designated by the Committee as a Participant in this Plan, then the maximum amount that such Participant would be entitled to receive under the Plan shall be
  (1) the Annual Award determined in accordance with the provisions of the Plan with respect to the entire Fiscal Year in which such event occurred; and
  (2) a Long-Term Award with respect to each Long-Term Performance Period which has commenced at the time of the event, determined in accordance with the provisions of the Plan,

subject, in all events, to the Committee's right to adjust such awards in accordance with and subject to the restrictions set forth in Section 6(a), in its absolute discretion, which may be exercised in such a way that the Committee deems fair and equitable based on the performance of Participant while participating in the other bonus plan of the Company.

Section 11. RIGHTS OF PARTICIPANTS AND BENEFICIARIES. (a) Nothing contained in the Plan shall confer upon any Participant any right to continue in the employ of the Company or constitute any contract or agreement of employment or interfere in any way with the right of the Company to terminate or change the conditions of employment.
  (b) The Company shall pay all amounts payable hereunder only to the Participant or his or her personal representatives. In the event of the death of a Participant, payments of all amounts otherwise due to the Participant under the Plan shall be made to the Participant's beneficiary at the time of death under the Company Paid Life Plan of The May Department Stores Company or to such other beneficiary as the Participant shall have designated, in writing, for purposes of this Plan on a form provided by the Company.
  (c) Subject to the provisions of Section 11(d), rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy or charge, and any attempt to do so shall be void; nor shall any such amounts be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant or his or her beneficiaries.
  (d) Nothing in this Section 11 shall prohibit the personal representatives of a Participant from designating that any amount that would otherwise be distributed to the Participant's estate should be distributed in accordance with the terms of the Participant's last will and testament or pursuant to the laws of descent and distribution.

Section 12. UNFUNDED CHARACTER OF THE PLAN. The right of a Participant to receive any Annual Award or Long-Term Award hereunder shall be an unsecured claim against the general assets of the Company. Nothing in the Plan shall require the Company to invest any amounts in Stock or in any other medium.

Section 13. CHANGES IN CAPITAL STRUCTURE. In the event that there is any change in the Stock through merger, consolidation, reorganization, recapitalization, spin-off or otherwise, or if there shall be any dividend on the Stock, payable in such Stock, or if there shall be a stock split or combination of shares, then the fraction provided for in
Section 5(b) of the Plan shall be adjusted by the Committee as it deems desirable, in its absolute discretion, to prevent dilution or enlargement of the rights of Participants. The issuance of Stock for consideration and the issuance of Stock rights shall not be considered a change in the Company's capital structure.

Section 14. AMENDMENT OR TERMINATION. The Committee may, by resolution, amend or terminate the Plan at any time. Any amendment necessary to bring the Plan into compliance with Section 162(m) of the Code and any regulations thereunder shall not require shareowner approval and the effectiveness of such amendment shall be as of the effective date of the provision in Section 162(m) of the Code or regulations thereunder giving rise to the amendment. However, (i) shareowner approval shall be sought for any changes to the Plan which would require shareowner approval under Section 162(m) of the Code and (ii) except as provided in the preceding sentence, the Committee may not, without the consent of the Participant, amend or terminate the Plan in such a manner as to affect adversely any Annual Award or Long-Term Award which would have been payable, based on the terms of the Plan immediately prior to any such amendment or termination, for any Fiscal Year or Long-Term Performance Period which has already commenced as of the effective date of the amendment or termination.

               DIRECTIONS TO CERVANTES CONVENTION CENTER

                      Washington at Eighth Street
                          St. Louis, Missouri

The Cervantes Convention Center is located on Washington Avenue at 8th Street, 2 blocks north of Famous-Barr. Please enter the convention center through the Convention Plaza entrance on the east side of the building.

Parking has been reserved for you in the parking garage adjacent to the convention center. From the garage, you may enter the convention center two ways. You may take the stairs which connect the second level of the parking garage with the second level of the convention center, and take the escalator down to the first floor. Or, you may take a garage elevator to the street level and walk outside to the Convention Plaza entrance next to the garage. The meeting room is on the first level, immediately to your left as you enter the convention center.

                                   [MAP]

MAY
The May Department Stores Company
611 Olive Street
St. Louis, MO  63101-1799

April 18, 1994

To Our Shareowners:

The annual meeting of May shareowners will be held at the Cervantes Convention Center, Washington at Eighth Street, St. Louis, Missouri, on Friday, May 20, 1994, at 10:00 a.m. Central Daylight Time. Directions to the Cervantes Convention Center can be found on the last page of the enclosed proxy statement and on the reverse side of this letter.

We are pleased to have accomplished our 19th consecutive year of record sales, earnings per share and dividends per share. We appreciate the support of our shareowners, and we continue our efforts to enhance the value of your investment.

The enclosed proxy statement provides you with information regarding the meeting, the nominees for election to the Board of Directors and proposals to be voted upon. The Company's first quarter report to shareowners will include a report on the meeting.

It is important that your shares be represented at this meeting. Even if you plan to attend, we encourage you to promptly sign, date and return your proxy in the enclosed postage-paid envelope.

Very truly yours,


/s/ DAVID C. FARRELL
David C. Farrell
Chairman of the Board and
Chief Executive Officer
                               ADMISSION TICKET
 (Please detach the proxy card below and return it in the enclosed envelope.
  If you are planning to attend the annual meeting, please save this letter and bring it to the meeting. It is your admission ticket.)
                            DETACH PROXY CARD HERE
- - - - - -------------------------------------------------------------------------------

          /     /

To vote your shares for all listed nominees, please mark the FOR box in item
(a). To withhold voting for all nominees, please mark the WITHHOLD box. If you do not wish your shares voted FOR a particular nominee, please mark the EXCEPTION box and enter the name of the exception(s) in the space provided.

- - - - - --------------------------------------------------------------------------
     MANAGEMENT RECOMMENDS A VOTE FOR ITEMS (a), (b), (c) AND (d).
- - - - - --------------------------------------------------------------------------
                                         For       Withhold    Exception
(a) Election of Directors
    Exception(s)________________
    ____________________________         For       Against     Abstain

(b) Ratification of appointment of
    independent auditors

(c) Proposal to approve the 1994
    Stock Incentive Plan

(d) Proposal to approve the Exec-
    utive Incentive Compensation
    Plan for Corporate Executives

- - - - - --------------------------------------------------------------------------


- - - - - --------------------------------------------------------------------------
      MANAGEMENT RECOMMENDS A VOTE AGAINST ITEMS (e), (f), AND (g).
- - - - - --------------------------------------------------------------------------
                                           For       Against     Abstain
(e) Proposal by a shareowner concerning
    a classified board

(f) Proposal by shareowners concerning
    cumulative voting

(g) Proposal by a shareowner concerning
    retirement plans for directors

- - - - - --------------------------------------------------------------------------

    If you plan to attend the annual
    meeting, please mark here.

    Address change and/or comments,
    please mark here.



    Please sign name(s) exactly as shown on this card. If signing in a representative capacity, please indicate.

    Date:_________________________________________, 1994

    ____________________________________________________

    ____________________________________________________
    Signature(s)
    Please mark boxes in blue
    or black ink as in the example.        X

Please sign, date and return the proxy card promptly using the enclosed envelope.

               DIRECTIONS TO CERVANTES CONVENTION CENTER

                      Washington at Eighth Street
                          St. Louis, Missouri

The Cervantes Convention Center is located on Washington Avenue at 8th Street, 2 blocks north of Famous-Barr. Please enter the convention center through the Convention Plaza entrance on the east side of the building.

Parking has been reserved for you in the parking garage adjacent to the convention center. From the garage, you may enter the convention center two ways. You may take the stairs which connect the second level of the parking garage with the second level of the convention center, and take the escalator down to the first floor. Or, you may take a garage elevator to the street level and walk outside to the Convention Plaza entrance next to the garage. The meeting room is on the first level, immediately to your left as you enter the convention center.

                                   [MAP]

- - - - - -------------------------------------------------------------------------------

MAY       PROXY
          THE MAY DEPARTMENT STORES COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 20, 1994.

The undersigned hereby appoints each of David C. Farrell, Louis J. Garr, Jr., and Richard A. Brickson, as proxy, with full power of substitution, to vote all common shares of the undersigned in The May Department Stores Company at the annual meeting of shareowners to be held on May 20, 1994, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to the directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, AND THE SIGNED CARD IS RETURNED, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED DIRECTOR NOMINEES, FOR PROPOSALS (b), (c) AND (d) AND AGAINST PROPOSALS (e), (f) AND (g), AND
IN THE PROXIES' DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME
BEFORE THE MEETING.

The nominees for the board of directors are Thomas A. Hays, Jerome T. Loeb, Russell E. Palmer, Michael R. Quinlan and William P. Stiritz.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL LISTED DIRECTOR NOMINEES, FOR PROPOSALS (b), (c) AND (d) AND AGAINST PROPOSALS (e), (f) AND
(g) LISTED ON THE REVERSE SIDE OF THIS CARD.

This card also constitutes your voting instructions for any and all shares held of record by The Bank of New York for your account in the Company's Dividend Reinvestment Plan.

Please sign on the reverse side of this card and return it promptly in the enclosed return envelope to The Bank of New York, Proxy Department, New York, NY 10203-0002.

MAY
The May Department Stores Company
611 Olive Street
St. Louis, MO 63101-1799

April 18, 1994

Dear Fellow Member of the Profit Sharing Plan:

Enclosed please find the Company's 1993 Annual Report to Shareowners which summarizes a year of strong performance for May. We are pleased to have accomplished our 19th consecutive year of record sales, earnings per share and dividends per share. I appreciate your superb effort throughout the year which contributed to these accomplishments.

In this year's annual report, we salute our associates and their commitment to treating the customer right, featuring (on pages 10 and 11) several associates who represent the thousands of May associates whose performance has changed the way our customers feel about our stores.

Also enclosed are the proxy statement for the 1994 Annual Meeting, a confidential voting instruction card and a return envelope. It is important that you vote. Management's recommendations on each issue and the reasons for the recommendations are described in the proxy statement. I encourage you to read it carefully.

Please complete, sign and return the confidential voting instruction card. When the Profit Sharing Plan trustee (The Bank of New York) votes the shares of May common stock owned by the Plan, it will follow your instructions. Your voting instructions are confidential; the trustee cannot disclose your instructions.

Again, I appreciate the tremendous effort made by each of you.

Very truly yours,


/s/ DAVID C. FARRELL
David C. Farrell
Chairman of the Board and
Chief Executive Officer

                    DETACH VOTING INSTRUCTION CARD HERE

- - - - - -------------------------------------------------------------------------------

            /       /

To vote your shares for all listed nominees, please mark the FOR box in item
(a). To withhold voting for all nominees, please mark the WITHHOLD box. If you do not wish your shares voted FOR a particular nominee, please mark the EXCEPTION box and enter the name of the exception(s) in the space provided.

- - - - - --------------------------------------------------------------------------
     MANAGEMENT RECOMMENDS A VOTE FOR ITEMS (a), (b), (c) AND (d).
- - - - - --------------------------------------------------------------------------

                                           For     Withhold   Exception

(a) Election of Directors
    Exception(s)____________________
    ________________________________       For       Against     Abstain

(b) Ratification of appointment of
    independent auditors

(c) Proposal to approve the 1994
    Stock Incentive Plan

(d) Proposal to approve the Exec-
    utive Incentive Compensation
    Plan for Corporate Executives

- - - - - --------------------------------------------------------------------------

- - - - - --------------------------------------------------------------------------
      MANAGEMENT RECOMMENDS A VOTE AGAINST ITEMS (e), (f) AND (g).
- - - - - --------------------------------------------------------------------------
                                           For       Against     Abstain
(e) Proposal by a shareowner concerning
    a classified board

(f) Proposal by shareowners concerning
    cumulative voting

(g) Proposal by a shareowner concerning
    retirement plans for directors

- - - - - --------------------------------------------------------------------------


         Please sign name(s) exactly as shown on this card.

         Date:_____________________________________, 1994

         ________________________________________________

         ________________________________________________
         Signature(s)
         Please mark boxes in blue
         or black ink as in the example.           X
PLEASE SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

         CONFIDENTIAL VOTING INSTRUCTIONS TO
         THE BANK OF NEW YORK AS TRUSTEE UNDER
MAY      THE MAY DEPARTMENT STORES COMPANY PROFIT SHARING PLAN

     I hereby instruct the Trustee to vote all shares of common stock of The May Department Stores Company represented by units credited to my account in the May Common Stock Fund of the Profit Sharing Plan and all shares of ESOP Preference Shares of the Company credited to my account in the ESOP Preference Fund in the Profit Sharing Plan, all as of January 31, 1994 (the latest practicable Valuation Date), at the annual meeting of shareowners to be held on May 20, 1994, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to the directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, AND THE SIGNED CARD IS RETURNED, THE TRUSTEE WILL VOTE FOR THE ELECTION OF ALL LISTED DIRECTOR NOMINEES, FOR PROPOSALS (b), (c) AND (d) AND AGAINST PROPOSALS (e), (f) AND
(g), AND IN ITS DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. IF THIS CARD IS NOT RECEIVED BY THE TRUSTEE ON OR BEFORE MAY 13, 1994, THE TRUSTEE WILL VOTE SUCH SHARES IN THE SAME PROPORTION AS THE OTHER SHARES HELD BY THE TRUSTEE ARE VOTED PURSUANT TO INSTRUCTIONS RECEIVED FROM OTHER PARTICIPANTS IN THE PROFIT SHARING PLAN.

The nominees for the board of directors are Thomas A. Hays, Jerome T. Loeb, Russell E. Palmer, Michael R. Quinlan and William P. Stiritz.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL LISTED DIRECTOR NOMINEES, FOR PROPOSALS (b), (c) AND (d) AND AGAINST PROPOSALS (e), (f) AND
(g) LISTED ON THE REVERSE SIDE OF THIS CARD.

Please sign on the reverse side of this card and return it promptly in the enclosed return envelope to The Bank of New York, Proxy Department, New York, NY 10203-0002.

                                 (Continued, and please sign on reverse side.)

                                  APPENDIX


     1. On pages 1 through 3 of the proxy statement, the space to the left of each director's biography contains a photograph of the respective director.

     2. Page eight of the proxy statement contains a Comparison of 5-Year Cumulative Return Graph. The information in that graph is depicted in the table that immediately follows the graph.

      3. The back cover of the proxy statement and the letter to shareowners contains a map with directions to Cervantes Convention.